                                       Free Writing Prospectus
                                       Filed Pursuant to Rule 433
                                       Registration Statement No.: 333-127968-01

GG6 - $3.9B New Issue CMBS - New Issue Announcement (external)
Joint-Lead Bookrunning Managers: RBS Greenwich Capital, Goldman Sachs
Co-Managers:  CSFB / ML / MS / Wach

Class    Size($mm)   Fit/S&P    C/S       WAL(y)     Window   (Mo)    Px
Guid
 A1       105.000    AAA/AAA   30.000%    3.00     04/06-06/10(51)    TBD
 A2     1,077.000    AAA/AAA   30.000%    4.72     06/10-06/11(13)    TBD
 A3       243.010    AAA/AAA   30.000%    6.49     07/12-01/13(7)     TBD
 A4     1,112.658    AAA/AAA   30.000%    9.63     09/15-12/15(4)     TBD
 AAB      193.000    AAA/AAA   30.000%    7.59     06/11-09/15(52)    TBD
 AM       390.095    AAA/AAA   20.000%    9.78     12/15-01/16(2)     TBD
 AJ       292.572    AAA/AAA   12.500%    9.83     01/16-02/16(2)     TBD
 B         19.504    AA+/AA+   12.000%    9.88     02/16-02/16(1)     TBD
 C         48.762     AA/AA    10.750%    9.88     02/16-02/16(1)     TBD
 D         39.010    AA-/AA-    9.750%    9.88     02/16-02/16(1)     TBD
 E         29.257     A+/A+     9.000%    9.88     02/16-02/16(1)     TBD
 F         43.886      A/A      7.875%    9.88     02/16-02/16(1)     TBD

Collateral:
- 188 loans / 315 properties
- Top 10 loans: 36.1%,  71.9% LTV, 1.53x DSCR
- 6.1% Investment Grade Loans
- 72.7% Current LTV; 1.43 DSCR

Property Types:
- Office 37.2%, Retail 31.3%, Hospitality 15.9%, Multifamily
7.9%, Industrial 5.6%

Geography:
- NC: 12.0%, TX: 10.4%, CA: 9.2%, MD: 8.2%, WA: 6.4%, FL: 5.0%

Expected Timing:
Termsheet/Annex A  - electronic copy attached / hard copy Feb 28
Red                - electronic copy Feb 28 / hard copy Mar 1
Launch/Price       - week of March 6
Settlement         - March 23

<<2006-GG6 Term sheet_FINAL (2.27.06).pdf>> <<GSMS06GG6.xls>>

Roadshow Timing:
Roadshow    Team 1                    Team 2

Tues  2/28  8:00 AM Minn Bfst         New York
              Marquette Hotel

            1:30 PM Chi grp mtg
              Sears Tower 33rd Fl.
              Monroe Room

Weds  3/1   Seattle/LA                8:30 AM Hartford Bfst
                                        Goodwin Hotel
                                      12:30 PM Boston Lunch
                                        Langham Hotel

            ***Global Investor Conference Call***
                       2:30 PM EST
                Domestic       888-238-1551
                International  973-582-2822
                Passcode       GSMS 06-GG6

Thurs 3/2   LA                        New York

Fri   3/3   TBD                       1 on 1 Conference Calls &
NJ/CT/NY Meetings

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the
"Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the
underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING
TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN
OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT
APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS,
DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material.
Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co.
imposing any limitation of any kind.

-----------------------
IRS Circular 230 Legend: Any advice contained herein was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. Unless otherwise specifically indicated above, you should assume that any statement in this email relating to any U.S. federal, state, or local tax matter was written in connection with the promotion or marketing by other parties of the transaction(s) or matter(s) addressed in this email. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                       GG6

                      Structural and Collateral Term Sheet
                          $3,593,754,000 (Approximate)

                      GS MORTGAGE SECURITIES TRUST 2006-GG6
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-GG6

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Mortgage Loan Sellers and Sponsors

                         Commerzbank AG, New York Branch
                              Mortgage Loan Seller

                       Wachovia Bank, National Association
                                 Master Servicer

                            ING Clarion Partners, LLC
                                Special Servicer

                                February 27, 2006

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[LOGO] RBS GREENWICH CAPITAL                                GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers
CREDIT SUISSE                                                MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

GSMS 2006-GG6
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                                                                                         ASSUMED
                                                             APPROX. % OF   WEIGHTED                      FINAL
                       APPROX. CERTIFICATE   APPROX.CREDIT   CUT-OFF DATE   AVERAGE      PRINCIPAL     DISTRIBUTION
CLASS    S&P   FITCH         BALANCE            SUPPORT        BALANCE      LIFE (1)    WINDOW (1)       DATE (1)     RATE TYPE
--------------------------------------------------------------------------------------------------------------------------------

A-1      AAA    AAA       $105,000,000          30.000%         2.692%        3.00     04/06 - 06/10      06/10          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-2      AAA    AAA     $1,077,000,000          30.000%        27.609%        4.72     06/10 - 06/11      06/11          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-3      AAA    AAA       $243,010,000          30.000%         6.230%        6.49     07/12 - 01/13      01/13          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-AB     AAA    AAA       $193,000,000          30.000%         4.948%        7.59     06/11 - 09/15      09/15          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-4      AAA    AAA     $1,112,658,000          30.000%        28.523%        9.63     09/15 - 12/15      12/15          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-M      AAA    AAA       $390,095,000          20.000%        10.000%        9.78     12/15 - 01/16      01/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-J      AAA    AAA       $292,572,000          12.500%         7.500%        9.83     01/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
B        AA+    AA+        $19,504,000          12.000%         0.500%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
C        AA     AA         $48,762,000          10.750%         1.250%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
D        AA-    AA-        $39,010,000           9.750%         1.000%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
E        A+     A+         $29,257,000           9.000%         0.750%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
F         A      A         $43,886,000           7.875%         1.125%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------

NON - OFFERED CERTIFICATES

                                                                                                         ASSUMED
                       APPROX. CERTIFICATE                   APPROX. % OF   WEIGHTED                      FINAL
                       BALANCE / NOTIONAL    APPROX.CREDIT   CUT-OFF DATE   AVERAGE      PRINCIPAL     DISTRIBUTION
CLASS    S&P   FITCH         AMOUNT             SUPPORT        BALANCE      LIFE (1)    WINDOW (1)       DATE (1)     RATE TYPE
--------------------------------------------------------------------------------------------------------------------------------

G (2)    A-     A-         $39,009,000          6.875%          1.000%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
H (2)    BBB+  BBB+        $39,010,000          5.875%          1.000%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
J (2)    BBB    BBB        $43,886,000          4.750%          1.125%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
K (2)    BBB-  BBB-        $43,885,000          3.625%          1.125%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
L (2)    BB+    BB+        $24,381,000          3.000%          0.625%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
M (2)    BB     BB         $14,629,000          2.625%          0.375%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
N (2)    BB-    BB-        $19,505,000          2.125%          0.500%        9.89     02/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
O (2)    B+     B+          $4,876,000          2.000%          0.125%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
P (2)     B      B          $9,752,000          1.750%          0.250%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
Q (2)    B-     B-         $14,629,000          1.375%          0.375%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
S (2)    NR     NR         $53,638,520          0.000%          1.375%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
X (2,3)  AAA    AAA     $3,900,954,520            N/A            N/A          N/A           N/A            N/A           (3)
--------------------------------------------------------------------------------------------------------------------------------

(1)   As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
      CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(2)   Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(3)   The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the class X certificates as described in the prospectus supplement.

(4)   For any distribution date, the pass-through rates on the class A-1, class
      A-2, class A-3, class A-AB, class A-4, class A-M class A-J, class B, class
      C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause
      (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 2 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)
Initial mortgage pool balance................................     $3,900,954,521
Number of mortgage loans.....................................                188
Number of mortgaged properties...............................                315
Percentage of investment grade shadow rated loans (2)........               6.1%
Weighted average underwritten debt service coverage ratio....              1.43x
Weighted average cut-off date loan-to-value ratio............              72.7%
Average cut-off date principal balance.......................        $20,749,758
Weighted average mortgage interest rate......................             5.654%
Loans with single tenant percentage..........................               3.4%

(1)   Unless otherwise noted, references in this term sheet include the senior pari passu companion loan in the trust secured by the Maryland Multifamily
      Portfolio, JQH Hotel Portfolio B3 and the Shaner Hotel Portfolio
      Properties, do not include the related senior pari passu companion loan(s)
      that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, any related subordinate companion loan.

(2)   The Shops at LaCantera and Whalers Village are investment grade loans. S&P and Fitch have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

------------------------------------------------------------------------------------------------------------------------------------
TEN LARGEST LOANS
                              CUT-OFF DATE   % OF INITIAL                 PROPERTY                           CUT-OFF      SHADOW
                               PRINCIPAL       MORTGAGE      PROPERTY       SIZE      LOAN BALANCE           DATE LTV     RATINGS
        LOAN NAME             BALANCE ($)    POOL BALANCE      TYPE       SF / ROOM   PER SF/ROOM    DSCR    RATIO (%) (S&P / FITCH)
------------------------------------------------------------------------------------------------------------------------------------

Northlake Mall                 $215,500,000      5.5%         Retail       540,854        $398       1.56x    74.3%
JQH Hotel Portfolio D           214,000,000      5.5        Hospitality      2,022    $105,836       1.56x    75.1%
Windsor Capital Embassy
Suites Portfolio                187,500,000      4.8        Hospitality      1,906     $98,374       1.37x    78.6%
Maryland Multifamily
Portfolio                       140,000,000      3.6        Multifamily      5,517     $61,628       1.42x    75.9%
One Commerce Square             130,000,000      3.3          Office       942,866        $138       1.33x    72.2%
The Shops at LaCantera(1)       129,255,976      3.3          Retail       381,978        $338       2.08x    45.4%        AAA / A
Whalers Village (1)             109,504,922      2.8          Retail       112,261        $975       1.72x    60.8%       AA / BBB+
COPT Portfolio                  103,000,000      2.6          Office       702,924        $147       1.53x    77.6%
1625 & 1675 Broadway             94,100,000      2.4          Office       767,238        $123       1.52x    79.2%
Hughes Airport Portfolio         84,000,000      2.2        Industrial     703,603        $119       1.20x    76.2%
                             --------------      ---
TOTAL/WTD. AVG.              $1,406,860,898     36.1%                                                1.53X    71.9%
------------------------------------------------------------------------------------------------------------------------------------

(1)   S&P and Fitch have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

PROPERTY TYPES
                    NUMBER OF MORTGAGED   AGGREGATE CUT-OFFDATE   % OF INITIAL MORTGAGE                   WTD. AVG. CUT-OFF DATE
 PROPERTY TYPE          PROPERTIES        PRINCIPAL BALANCE ($)       POOL BALANCE        WTD.AVG. DSCR        LTV RATIO( %)
---------------------------------------------------------------------------------------------------------------------------------

Office                      70               $1,451,443,431               37.2%               1.38x                75.4%
Retail                     116                1,222,272,796               31.3                1.49x                68.3%
Hospitality                 46                  619,964,692               15.9                1.50x                72.8%
Multifamily                 27                  307,212,863                7.9                1.39x                75.3%
Industrial                  36                  217,055,951                5.6                1.32x                75.5%
Other                        4                   43,490,000                1.1                1.37x                72.4%
Self-Storage                14                   34,925,833                0.9                1.47x                74.0%
Mobile Home Park             2                    4,588,954                0.1                1.29x                68.0%
                           ---               --------------              -----
TOTAL/WTD. AVG.            315               $3,900,954,521              100.0%               1.43X                72.7%
---------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS
                    NUMBER OF MORTGAGED   AGGREGATE CUT-OFFDATE   % OF INITIAL MORTGAGE                   WTD. AVG. CUT-OFF DATE
PROPERTY LOCATIONS      PROPERTIES        PRINCIPAL BALANCE ($)       POOL BALANCE        WTD.AVG. DSCR        LTV RATIO( %)
---------------------------------------------------------------------------------------------------------------------------------

North Carolina              16                 $466,512,187               12.0%               1.46x                75.7%
Texas                       37                  405,076,644               10.4                1.60x                64.3%
California                  25                  358,240,860                9.2                1.37x                70.4%
Maryland                    22                  319,279,000                8.2                1.47x                74.2%
Washington                   8                  248,533,741                6.4                1.33x                79.1%
Florida                     19                  194,878,023                5.0                1.44x                73.9%
Hawaii                       7                  185,383,861                4.8                1.64x                59.8%
Pennsylvania                 5                  184,531,572                4.7                1.33x                74.1%
Colorado                     9                  167,946,740                4.3                1.48x                76.1%
Other (1)                  167                1,370,571,893               35.1                1.38x                74.2%
                           ---               --------------              -----
TOTAL/WTD. AVG.            315               $3,900,954,521              100.0%               1.43X                72.7%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 36 states and the District of Columbia.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 3 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                             NUMBER OF                          PERCENTAGE OF
RANGE OF CUT-OFF              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
DATE BALANCES ($)              LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
1,392,238 - 2,499,999            10           $20,465,760            0.5%
2,500,000 - 4,999,999            43           156,778,065            4.0
5,000,000 - 6,999,999            22           128,477,942            3.3
7,000,000 - 9,999,999            28           228,614,994            5.9
10,000,000 - 14,999,999          27           320,361,171            8.2
15,000,000 - 19,999,999          18           307,434,524            7.9
20,000,000 - 39,999,999          16           456,104,167           11.7
40,000,000 - 59,999,999           7           352,997,000            9.0
60,000,000 - 69,999,999           2           137,990,000            3.5
70,000,000 - 89,999,999           6           468,870,000           12.0
90,000,000 - 109,999,999          3           306,604,922            7.9
110,000,000 - 149,999,999         3           399,255,976           10.2
150,000,000 - 215,500,000         3           617,000,000           15.8
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
RANGE OF DSCR (X)              LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
1.13 - 1.19                       6           $88,154,774            2.3%
1.20 - 1.29                      72         1,067,990,905           27.4
1.30 - 1.39                      33           832,705,168           21.3
1.40 - 1.49                      23           601,267,583           15.4
1.50 - 1.59                      18           736,318,931           18.9
1.60 - 1.69                      13           134,263,444            3.4
1.70 - 1.79                      11           253,799,657            6.5
1.80 - 1.89                       4            21,630,847            0.6
1.90 - 1.99                       3            15,121,982            0.4
2.00 - 2.29                       4           146,701,230            3.8
2.30 - 2.52                       1             3,000,000            0.1
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
AMORTIZATION TYPE              LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Interest Only, Then
 Amortizing                     114        $2,325,161,482           59.6%
Interest Only                    25           986,459,000           25.3
Amortizing                       49           589,334,039           15.1
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF LOCKBOXES
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
LOCKBOX TYPE                   LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Hard                             42        $2,339,357,389           60.0%
Soft                             15          $440,667,059           11.3%
--------------------------------------------------------------------------------

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
RANGE OF LTV (%)               LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
38.20 - 50.00                     9          $193,523,325            5.0%
50.01 - 60.00                    12            94,426,636            2.4
60.01 - 65.00                    15           247,202,755            6.3
65.01 - 70.00                    28           401,324,726           10.3
70.01 - 75.00                    35           853,777,571           21.9
75.01 - 80.00                    83         2,026,119,367           51.9
80.01 - 89.30                     6            84,580,142            2.2
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
RANGE OF MORTGAGE RATES (%)    LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
4.850% - 5.000%                   7          $164,407,976            4.2%
5.001% - 5.250%                  17           295,396,026            7.6
5.251% - 5.500%                  32         1,001,302,178           25.7
5.501% - 5.750%                  72         1,206,214,015           30.9
5.751% - 6.000%                  42           608,405,970           15.6
6.001% - 6.500%                  14           494,094,418           12.7
6.501% - 6.865%                   4           131,133,938            3.4
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
RANGE OF ORIGINAL TERMS TO    MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
MATURITY (MOS)                 LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
56 - 60                          21        $1,085,035,898           27.8%
61 - 119                         10           505,055,000           12.9
120 - 120                       157         2,310,863,623           59.2
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
RANGE OF REMAINING TERMS TO   MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
MATURITY (MOS)                 LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
51 - 60                          21        $1,085,035,898           27.8%
61 - 110                          9           289,555,000            7.4
111 - 115                        17           380,595,492            9.8
116 - 116                        36           569,192,482           14.6
117 - 117                        20           369,182,372            9.5
118 - 118                        41           550,832,921           14.1
119 - 120                        44           656,560,356           16.8
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
RANGE OF REMAINING            MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
AMORTIZATION TERMS (MOS)       LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Interest Only                    25          $986,459,000           25.3%
238 - 299                        13           181,072,028            4.6
300 - 359                        41           689,232,010           17.7
360 - 360                       109         2,044,191,482           52.4
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
PREPAYMENT PROVISIONS          LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Defeasance                      174        $3,790,351,302           97.2%
Greater of YM or 1%              12            95,053,219            2.4
YM/Defeasance                     1             9,550,000            0.2
Greater of YM +1% or 2%           1             6,000,000            0.2
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF ESCROW TYPES
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
ESCROW TYPE (1)                LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Real Estate Tax                 153        $2,743,975,407           70.3%
Insurance                       147        $2,639,241,865           67.7%
Replacement Reserve             136        $2,465,078,984           63.2%
TI/LC (2)                        82        $1,696,687,153           58.7%
--------------------------------------------------------------------------------

(1)   Includes initial and ongoing reserves and escrows.

(2)   The TI/LC percentage of initial mortgage pool balance does not include mortgage loans secured by multifamily, hospitality, manufactured housing community, other or self storage properties.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 4 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

      The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                                     SUBORDINATE     PARI PASSU
                                       ORIGINAL                       COMPANION       COMPANION
                                    PRINCIPAL LOAN   % OF INITIAL   ORIGINAL LOAN   ORIGINAL LOAN   ORIGINAL WHOLE   ORIGINAL WHOLE
         MORTGAGE LOAN                 BALANCE       POOL BALANCE      BALANCE         BALANCE        LOAN LTV         LOAN DSCR
---------------------------------   --------------   ------------   -------------   -------------   --------------   ---------------

Maryland Multifamily Portfolio...    $140,000,000        3.6%           N/A          $200,000,000       75.9%            1.42x
The Shops at LaCantera...........    $130,000,000        3.3%       $50,000,000 (1)       N/A           63.2%            1.46x
Millennium in Midtown............     $73,070,000        1.9%        $8,090,000 (2)       N/A           81.6%            1.32x
SilverCreek Portfolio Phase I....     $68,740,000        1.8%        $4,700,000 (3)       N/A           85.5%            1.18x
JQH Hotel Portfolio B3...........     $55,000,000        1.4%           N/A          $186,000,000       68.3%            1.49x
Shaner Hotel Portfolio...........     $24,800,000        0.6%       $11,200,000 (4)   $82,500,000       72.9%            1.56x
Manchester Parkade...............     $17,500,000        0.4%        $2,000,000 (5)       N/A           75.6%            1.33x
Stones River Apartments..........      $7,920,000        0.2%          $495,000 (6)       N/A           83.3%            1.09x
North Chase I....................      $6,080,000        0.2%          $380,000 (7)       N/A           85.0%            1.14x

(1)   The Shops at LaCantera Subordinate Companion Loan has an interest rate of
      5.656%.

(2)   The Millennium in Midtown Subordinate Companion Loan has an interest rate of 6.383%.

(3)   The SilverCreek Portfolio Phase I Subordinate Companion Loan has an
      interest rate of 6.500%.

(4)   The Shaner Hotel Portfolio Subordinate Companion Loan has an interest rate of 5.710%.

(5)   The Manchester Parkade Subordinate Companion Loan has an interest rate of
      5.795%.

(6)   The Stones River Apartments Subordinate Companion Loan has an interest rate of 12.750%.

(7)   The North Chase I Subordinate Companion Loan has an interest rate of
      12.750%.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 5 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE (1)
---------------------------------------------------------------------------------------------------------
                                               TOTAL POOL
---------------------------------------------------------------------------------------------------------
PREPAYMENT                     APRIL      APRIL      APRIL      APRIL      APRIL       APRIL      APRIL
RESTRICTIONS                    2006       2007       2008       2009       2010       2011        2012
---------------------------------------------------------------------------------------------------------

Locked out / Defeasance         99.76%     99.76%     98.34%     97.75%     94.59%      96.18%     91.50%
> of YM or 1%                    0.00%      0.00%      1.66%      2.10%      2.09%       3.09%      3.10%
> of YM or 8%                    0.24%      0.24%      0.00%      0.00%      0.00%       0.00%      0.00%
> of YM + 1% or 2%               0.00%      0.00%      0.00%      0.15%      0.15%       0.21%      0.21%
---------------------------------------------------------------------------------------------------------
Open                             0.00%      0.00%      0.00%      0.00%      3.18%       0.52%      5.20%
---------------------------------------------------------------------------------------------------------
TOTAL (2)                      100.00%    100.00%    100.00%    100.00%    100.00%     100.00%    100.00%
  Balance of Mortgage Loans
     ($mm)                   3,900.95   3,891.85   3,879.53   3,855.91   3,823.96    2,740.81   2,693.74
% OF CUT-OFF BALANCE           100.00%     99.77%     99.45%     98.85%     98.03%      70.26%     69.05%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
PREPAYMENT                     APRIL      APRIL      APRIL      APRIL
RESTRICTIONS                    2013       2014       2015       2016
---------------------------------------------------------------------------------------------------------

Locked out / Defeasance         96.38%     96.35%     85.47%      0.00%
> of YM or 1%                    3.39%      3.42%      3.41%      0.00%
> of YM or 8%                    0.00%      0.00%      0.00%      0.00%
> of YM + 1% or 2%               0.22%      0.23%      0.00%      0.00%
---------------------------------------------------------------------------------------------------------
Open                             0.00%      0.00%     11.11%      0.00%
---------------------------------------------------------------------------------------------------------
TOTAL (2)                      100.00%    100.00%    100.00%      0.00%
  Balance of Mortgage Loans
     ($mm)                   2,415.76   2,351.48   2,313.16       0.00
% OF CUT-OFF BALANCE            61.93%     60.28%     59.30%      0.00%
---------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 6 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                 Sequential Pay REMIC

CUT-OFF DATE               With respect to each mortgage loan, the later of the
                           due date in March 2006 for that mortgage loan or the
                           date of origination of that mortgage loan. All
                           mortgage loan characteristics are based on balances
                           as of the cut-off date after application of all
                           payments due on or before such date (whether or not
                           received). All percentages presented in this term
                           sheet are approximate.

MORTGAGE POOL              The mortgage pool consists of 188 mortgage loans with
                           an aggregate cut-off date balance of $3,900,954,521,
                           subject to a variance of +/- 5%. The mortgage loans
                           are secured by 315 mortgaged real properties located
                           throughout 45 states and the District of Columbia.

ISSUING ENTITY             GS Mortgage Securities Trust 2006-GG6

DEPOSITOR                  GS Mortgage Securities Corporation II

SPONSORS                   Greenwich Capital Financial Products, Inc. and
                           Goldman Sachs Mortgage Company

MORTGAGE LOAN SELLERS      Greenwich Capital Financial Products, Inc., Goldman
                           Sachs Mortgage Company and Commerzbank AG, New York
                           Branch

UNDERWRITERS               Greenwich Capital Markets, Inc. and Goldman, Sachs &
                           Co., as Co-Lead Bookrunning Managers

                           Credit Suisse Securities (USA) LLC, Merrill Lynch &
                           Co., Morgan Stanley & Co. Incorporated and Wachovia
                           Capital Markets, LLC, as Co-Managers

TRUSTEE                    Wells Fargo Bank, N. A.

MASTER SERVICER            Wachovia Bank, National Association

SPECIAL SERVICER           ING Clarion Partners, LLC

RATING AGENCIES            Fitch, Inc. and Standard and Poor's Ratings Services,
                           a division of The McGraw-Hill Companies, Inc.

DENOMINATIONS              $10,000 minimum for the offered certificates.

CLOSING DATE               On or about March 23, 2006

SETTLEMENT TERMS           Book-entry through DTC for all offered certificates.

DETERMINATION DATE         The sixth day of each month, or if such sixth day is
                           not a business day, the next business day.

DISTRIBUTION DATE          The tenth day of each month, or if any tenth day
                           is not a business day, the next business day,
                           provided that the distribution date will be at least
                           four business days following the determination date.

DISTRIBUTIONS              Each class of offered certificates will be entitled
                           on each distribution date to interest accrued at its
                           pass-through rate for that distribution date on the
                           outstanding certificate balance of the class during
                           the prior calendar month. Interest on the offered
                           certificates will be calculated on the basis of
                           twelve 30-day months and a 360-day year. The interest
                           from Available Distribution Amounts will be used to
                           pay interest on class A-1, class A-2, class A-3,
                           class A-AB, class A-4 and class X certificates, pro
                           rata.

                           Generally, the Available Distribution Amount will be
                           used to pay principal to the class A-1, class A-2,
                           class A-3, class A-AB and class A-4 certificates as
                           follows:

                                 (1) to class A-AB the amount necessary to
                           reduce the aggregate certificate balance of the class
                           A-AB certificates to the class A-AB planned principal
                           balance;

                                 (2) to class A-1, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clause (1);

                                 (3) to class A-2, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1) and
                           (2);

                                 (4) to class A-3, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1), (2)
                           and (3);

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 7 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                 (5) to class A-AB, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1), (2),
                           (3) and (4); and

                                 (6) to class A-4, , until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1), (2),
                           (3), (4) and (5).

                           After class A-1, A-2, A-3, A-AB and A-4 are paid all
                           amounts to which they are entitled, the remaining
                           Available Distribution Amount will be used to pay
                           interest and principal sequentially to the class A-M,
                           A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
                           S certificates.

                           Notwithstanding the foregoing, on and after the date
                           the certificate balances of the class A-M, A-J, B, C,
                           D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                           certificates have been reduced to zero, principal
                           will be paid pro rata based on their certificate
                           balances to class A-1, A-2, A-3, A-AB and A-4.

LOSSES                     Realized Losses and Additional Trust Fund Expenses,
                           if any, will be allocated to the class S, class Q,
                           class P, class O, class N, class M, class L, class K,
                           class J, class H, class G, class F, class E, class D,
                           class C, class B, class A-J and class A-M
                           certificates, in that order, and then, pro rata, to
                           the class A-1, class A-2, class A-3, class A-AB and
                           class A-4 certificates (without regard to the class
                           A-AB planned principal balance).

PREPAYMENT PREMIUMS        Any prepayment premiums or yield maintenance charges
AND YIELD MAINTENANCE      collected will be distributed to certificateholders
CHARGES                    on the K certificates that are then entitled to
                           distribution date following the prepayment. On each
                           distribution principal distributions will be entitled
                           to a date, the holders of any class of offered
                           certificates and class G, class H, portion of
                           prepayment premiums or yield class J and class
                           maintenance charges equal to the product of (a) the
                           amount of the prepayment premiums or yield
                           maintenance charges net of workout fees and
                           liquidation fees, multiplied by (b) a fraction, the
                           numerator of which is equal to the excess, if any, of
                           the pass-through rate for that class of certificates
                           over the relevant discount rate, and the denominator
                           of which is equal to the excess, if any, of the
                           mortgage interest rate of the prepaid mortgage loan
                           over the relevant discount rate, multiplied by (c) a
                           fraction, the numerator of which is equal to the
                           amount of principal payable to that class of
                           certificates on that payment date, and the
                           denominator of which is the Total Principal Payment
                           Amount for that payment date.

                           The portion, if any, of the prepayment premiums or
                           yield maintenance charges remaining after any
                           payments described above will be distributed 100% to
                           the holders of the class X certificates.

ADVANCES                   The master servicer and, if it fails to do so, the
                           trustee will be obligated to make P&I advances and
                           servicing advances, including paying delinquent
                           property taxes and insurance premiums, but only to
                           the extent that those advances are not deemed
                           non-recoverable and in the case of P&I advances
                           subject to any appraisal reductions that may occur.

APPRAISAL REDUCTIONS       An appraisal reduction generally will be created in
                           the amount, if any, by which the principal balance of
                           a required appraisal loan (plus other amounts overdue
                           or advanced in connection with such loan) exceeds 90%
                           of the appraised value of the related mortgaged
                           property plus certain escrows and reserves (including
                           letters of credit) held with respect to the mortgage
                           loan. As a result of calculating an appraisal
                           reduction amount for a given mortgage loan, the
                           interest portion of any P&I advance for such loan
                           will be reduced, which will have the effect of
                           reducing the amount of interest available for
                           distribution to the certificates in reverse
                           alphabetical order of the classes. A required
                           appraisal loan will cease to be a required appraisal
                           loan when the related mortgage loan has been brought
                           current for at least three consecutive months and no
                           other circumstances exist, which would cause such
                           mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION       The master servicer, the special servicer and certain
                           certificateholders will have the option to terminate
                           the trust, in whole but not in part, and purchase the
                           remaining assets of the trust on or after the payment
                           date on which the stated principal balance of the
                           mortgage loans then outstanding is less than 1.0% of
                           the initial mortgage pool balance. The purchase price
                           will generally be at a price equal to the unpaid
                           aggregate principal balance of the mortgage loans (or
                           fair market value in the case of REO Properties),
                           plus accrued and unpaid interest and certain other
                           additional trust fund expenses, as described in the
                           prospectus supplement. In addition, after the
                           certificate balance of the class A-1 through class G
                           certificates has been reduced to zero, the trust may
                           also be terminated, subject to the consent of the
                           master servicer (in its sole discretion), if all of
                           the remaining series 2006-GG6 certificates (excluding
                           class R and class LR) are held by a single
                           certificateholder, and that certificateholder
                           exchanges all of the then outstanding series 2006-GG6
                           certificates (excluding class R and class LR) for the
                           mortgage loans remaining in the trust.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 8 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

CONTROLLING CLASS          The class of sequential pay certificates (a) which
                           bears the latest alphabetical class designation
                           (other than the class X, class R and class LR
                           certificates) and (b) which has a certificate balance
                           greater than 25% of its original certificate balance;
                           provided, however, that if no class of sequential pay
                           certificates satisfies clause (b) above, the
                           controlling class will be the outstanding class of
                           sequential pay certificates bearing the latest
                           alphabetical class designation (other than the class
                           X, class R and class LR certificates); provided,
                           further, with respect to certain issues related to
                           the mortgage loans that are part of a split
                           structure, the holder of the majority interest of the
                           related subordinated or pari passu companion loan may
                           have certain consultation or approval rights with
                           respect to servicing matters, as described in the
                           prospectus supplement.

TENANTS                    References in this term sheet to the rating of a
                           tenant may refer to the rating of a parent of the
                           actual tenant and the rated entity may not be an
                           actual party to that lease. The rated parent may not
                           guarantee the lease.

ERISA                      The offered certificates are expected to be ERISA
                           eligible.

SMMEA                      The class A-1, class A-2, class A-3, class A-AB,
                           class A-4, class A-M, class A-J, class B, class C and
                           class D certificates are expected to be
                           "mortgage-related securities" for the purposes of
                           SMMEA so long as they remain rated in one of the two
                           highest rating categories by a nationally recognized
                           statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 9 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

                      [2 PHOTOS OF NORTHLAKE MALL OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 10 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF NORTHLAKE MALL OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 11 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                  Charlotte, North Carolina
Property Type                                                             Retail
Size (sf)                                                                540,854
Percentage Mall Shop Leased as of February 15, 2006                        95.4%
Year Built                                                                  2005
Appraisal Value                                                     $290,000,000
Underwritten Occupancy                                                     95.4%
Underwritten Revenues                                                $27,093,177
Underwritten Total Expenses                                           $8,190,612
Underwritten Net Operating Income (NOI)                              $18,902,565
Underwritten Net Cash Flow (NCF)                                     $18,392,280
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $215,500,000
Cut-off Date Principal Balance PSF/Unit                                  $398.44
Percentage of Initial Mortgage Pool Balance                                 5.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.410%
Original Term to Maturity  (Months)                                          119
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     74.3%
LTV Ratio at Maturity                                                      74.3%
Underwritten DSCR on NOI                                                   1.60x
Underwritten DSCR on NCF                                                   1.56x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "NORTHLAKE MALL LOAN") is evidenced by a note in the original principal amount of $215,500,000 and is secured by a first mortgage encumbering a super-regional shopping mall located in
      Charlotte, North Carolina (the "NORTHLAKE MALL PROPERTY"). The Northlake
      Mall Loan was originated by Goldman Sachs Commercial Mortgage Capital,
      L.P. (formerly known as Archon Financial, L.P.), and Goldman Sachs
      Mortgage Company is the holder of the $215,500,000 note and is the loan seller of the Northlake Mall Loan. The Northlake Mall Loan was originated on February 15, 2006 and represents approximately 5.5% of the initial mortgage pool balance. The note evidencing the Northlake Mall Loan has a principal balance as of the cut-off date of $215,500,000 and an interest rate of 5.410%. The proceeds of the Northlake Mall Loan were used to refinance existing debt on the Northlake Mall Property.

      The Northlake Mall Loan had an initial term of 119 months and has a remaining term of 119 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in February 2016. Voluntary prepayment of the Northlake Mall Loan is prohibited until the payment date in October 2014. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date but prior to the payment date in October 2014.

o     THE PROPERTY. The Northlake Mall Property is a 1,071,642 sf super-regional shopping center with three anchors and approximately 140 stores. The
      Northlake Mall Property opened in September 15, 2005 and is located in
      Charlotte, North Carolina. The Northlake Mall Property's trade area has an average household income of $73,283 and a current population of approximately 385,507. Charlotte is the largest metropolitan area in the
      Carolinas.

      The Northlake Mall Property is anchored by Hecht's, Dillard's and Belk, along with majors Dick's Sporting Goods and Borders Books and Music Cafe
      (totaling 625,789 sf). Hecht's, Dillard's and Belk are not part of the collateral securing the Northlake Mall Loan. The Northlake Mall Property
      also features a 14-screen stadium seating AMC theatre. In-line store space at the Northlake Mall Property totals 386,253 sf.

      The following table represents certain information relating to the anchor tenants at the Northlake Mall Property:

                                               CREDIT RATING
                                                 OF PARENT                             OPERATING
                                                  COMPANY                 COLLATERAL    COVENANT
      ANCHOR             PARENT COMPANY       (FITCH/MIS/S&P)     GLA      INTEREST    EXPIRATION
--------------------   --------------------   ---------------   -------   ----------   ----------

                       Federated Department
Hecht's                Stores                  BBB+/Baa1/BBB    165,000       No       9/15/2020
Dillard's              Dillard's, Inc.           BB-/B2/BB      185,788       No       9/15/2020
Belk                   Belk, Inc.                NR/NR/NR       180,000       No       9/15/2020
                                                                -------
TOTAL ANCHOR TENANTS                                            530,788

      The Northlake Mall Property is 98.4% leased (including the anchor spaces), with mall shop leased occupancy at 95.4%. Pottery Barn, Coach, Ann Taylor,
      Guess and Banana Republic are among the retailers occupying the in-line space at the Northlake Mall Property. Pursuant to ICSC's Retail Chain
      Store Sales Index, projected sales psf for mall shop tenants (with less than 10,000 sf) is $394 based upon partial year sales for the period
      October 2005 through January 2006. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 14.6% for such tenants.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 12 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major mall shop tenants at the Northlake Mall Property:

                        TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
--------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                             CREDIT RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/MIS/S&P)   TENANT       %      UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME                (2)          NRSF     OF NRSF    BASE RENT      BASE RENT     ($ PER NRSF)    EXPIRATION
-------------------------   ---------------   -------   -------   ------------   ------------   -------------   ----------

AMC Theatres                  B / NR / B       59,600    11.0%    $ 1,070,605        6.5%          $17.96       1/31/2018
Dick's Sporting Goods        NR / NR / B+      75,000    13.9%        918,750        5.6%           12.25       1/31/2021
Brooks Brothers              NR / NR / NR       7,437     1.4%        306,960        1.9%           41.27       1/31/2015
Borders Books Music Cafe(3)  NR / NR / NR      20,001     3.7%        300,015        1.8%           15.00       1/31/2020
Pottery Barn                 NR / NR / NR      10,242     1.9%        299,735        1.8%           29.27       1/31/2018
Anthropologie                NR / NR / NR      10,000     1.8%        290,000        1.8%           29.00       1/31/2016
American Eagle Outfitters    NR / NR / NR       7,000     1.3%        245,000        1.5%           35.00       1/31/2015
Abercrombie & Fitch          NR / NR / NR       8,062     1.5%        241,860        1.5%           30.00       9/30/2015
Express/Express Men         NR / Baa2 / BBB     7,500     1.4%        225,000        1.4%           30.00       1/31/2016
Forever 21                   NR / NR / NR       7,254     1.3%        217,620        1.3%           30.00       1/31/2015
                                             -----------------------------------------------------------------
TEN LARGEST OWNED TENANTS                     212,096    39.2%    $ 4,115,545       25.0%          $19.40
Remaining Owned Tenants                       311,134    57.5%     12,366,564       75.0%           39.75
Vacant Spaces (Owned
   Space)                                      17,624     3.3%              0        0.0%            0.00
                                             -----------------------------------------------------------------
TOTAL ALL OWNED TENANTS                       540,854   100.0%    $16,482,109      100.0%          $31.50
--------------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Tenant has executed a lease but is not yet in occupancy. Tenant expected to open in mid March 2006.

      The following table presents certain information relating to the lease rollover schedule at the Northlake Mall Property:

                                    LEASE EXPIRATION SCHEDULE (1) (2)
----------------------------------------------------------------------------------------------------------
                                                                               % OF TOTAL      ANNUALIZED
                                          % OF    CUMULATIVE    ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                             EXPIRING    TOTAL       % OF      UNDERWRITTEN   UNDERWRITTEN     BASE RENT
YEAR ENDING DECEMBER 31,    OWNED NRSF    NRSF    TOTAL NRSF    BASE RENT      BASE RENT      ($ PER NRSF)
-------------------------   ----------   ------   ----------   ------------   ------------    ------------

2006                            2068       0.4%       0.4%        $135,000         0.8%           $65.28
2007                               0       0.0%       0.4%               0         0.0%             0.00
2008                               0       0.0%       0.4%               0         0.0%             0.00
2009                              22       0.0%       0.4%         105,000         0.6%         4,772.73
2010                           1,979       0.4%       0.8%         329,000         2.0%           166.25
2011                           1,842       0.3%       1.1%         115,000         0.7%            62.43
2012                           3,879       0.7%       1.8%         292,000         1.8%            75.28
2013                          14,319       2.6%       4.5%         561,302         3.4%            39.20
2014                          24,301       4.5%       9.0%         585,390         3.6%            24.09
2015                         137,557      25.4%      34.4%       5,936,152        36.0%            43.15
2016 and Thereafter          337,263      62.4%      96.7%       8,423,265        51.1%            24.98
Vacant                        17,624       3.3%     100.0%               0         0.0%             0.00
                            ------------------------------------------------------------------------------
TOTAL                        540,854     100.0%                $16,482,109       100.0%           $31.50
----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Borrower owned in-line space only.

o     THE BORROWER. The borrower is TRG Charlotte LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the
      Northlake Mall Loan. The borrower of the Northlake Mall Loan is indirectly owned by The Taubman Realty Group Limited Partnership ("TAUBMAN"). Taubman
      owns, develops, operates and/or manages 22 upscale shopping malls in over
      11 states. Taubman is a guarantor of the non-recourse carve-outs, and an indemnitor of certain environmental obligations, under the Northlake Mall
      Loan. In addition, certain unfunded obligations at the Northlake Mall
      Property totaling $14,743,899 were secured by an unfunded obligations guaranty from Taubman.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance and tenant termination fees to be funded during an event of default under the Northlake Mall Loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 13 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

o     LOCK BOX AND CASH MANAGEMENT. The Northlake Mall Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account, except that the loan documents permit the borrower to maintain a separate account (the "NORTHLAKE MALL KIOSK ACCOUNT") into which rents from tenants under license agreements and other miscellaneous revenue from sources other than tenants at the Northlake Mall Property may be deposited. No withdrawals are permitted from the Northlake Mall Kiosk
      Account and on any business day on which the amount on deposit in the
      Northlake Mall Kiosk Account exceeds $150,000 (or, during an event of default under the Northlake Mall Loan, $50,000), such excess funds are required to be transferred into the lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that no event of default under the
      Northlake Mall Loan is continuing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the Northlake Mall Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Northlake Mall Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Northlake Mall Property is currently managed by
      The Taubman Company LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Northlake Mall
      Property may be managed by a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value as the Northlake Mall Property for whom each rating agency has confirmed in writing that the management of the Northlake Mall
      Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The lender may require the borrower to replace the property manager if an event of default under the Northlake Mall Loan has occurred and the lender has accelerated the loan or if the property manager becomes insolvent.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of all or any part of a certain out parcel and certain other portions of the Northlake Mall Property improved only by surface parking and required to be transferred to an anchor tenant pursuant to the REA, the release of which would not have a material adverse impact on the value, use or operation of the Northlake Mall
      Property. Any portion of the Northlake Mall Property so released must be transferred to a third party and may be used only for purposes that are consistent with the character and quality of the balance of the Northlake
      Mall Property. Any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release parcel has been legally subdivided, (b) evidence that the release parcel is not necessary for the uses of the remainder of the Northlake Mall Property and
      (c) evidence that sufficient parking remains on the remainder of the
      Northlake Mall Property. In the alternative, the loan documents permit the borrower to ground lease the release parcels to one or more third parties.
      Any such ground lease must be triple-net and must provide, among other things, that the ground leased parcel will be used solely for purposes that are consistent with the character and quality of the balance of the
      Northlake Mall Property, and that the ground lessee will provide the lender with a guaranty or letter of credit as security for the completion of the ground lessee's construction obligations. The Northlake Mall Loan would be subordinate to any such ground lease.

o     TERRORISM INSURANCE. The Northlake Mall Loan documents require that the commercial property and business income insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to 100% of the replacement cost of the
      Northlake Mall Property and 100% of the projected gross rental income from the Northlake Mall Property on an actual loss sustained basis, from the date of the casualty to the date that the Northlake Mall Property is repaired or replaced, plus a 12-month period after the completion of restoration. The borrower is only required to maintain such amount of coverage as may be obtained at a cost equal to (x) $155,000 for the first four years after the one-year anniversary of the origination of the loan and (y) $200,000 for the remainder of the term of the loan. In addition, the borrower is permitted to maintain such coverage through a blanket policy with a deductible not in excess of $500,000 or such higher deductible if the borrower delivers to the lender a letter of credit in an amount equal to the difference between the actual deductible and $500,000.
      The letter of credit may be drawn upon by the lender upon the occurrence of a casualty to pay such amounts that would have been paid by the issuer of the insurance policy if the actual deductible had been $500,000.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 14 -
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                   [2 PHOTOS OF JQH HOTEL PORTFOLIO D OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 15 -
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           [MAP INDICATING LOCATIONS OF JQH HOTEL PORTFOLIO D OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 16 -
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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            9
Location (City/State)                                                    Various
Property Type                                                        Hospitality
Size (rooms)                                                               2,022
Percentage Occupancy Trailing 12 as of December 31, 2005                   70.4%
Year Built / Renovated                                         Various / Various
Appraisal Value                                                     $284,900,000
Underwritten Occupancy                                                     70.4%
Underwritten Revenues                                                $84,230,235
Underwritten Total Expenses                                          $58,185,778
Underwritten Net Operating Income (NOI)                              $26,044,458
Underwritten Net Cash Flow (NCF)                                     $22,675,249
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $214,000,000
Cut-off Date Principal Balance PSF/Unit                              $105,835.81
Percentage of Initial Mortgage Pool Balance                                 5.5%
Number of Mortgage Loans                                                       1
Type of Security                                    8 Fee Simple and 1 Leasehold
Mortgage Rate                                                             5.487%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                   35 IO; 360
Cut-off Date LTV Ratio                                                     75.1%
LTV Ratio at Maturity                                                      63.6%
Underwritten DSCR on NOI                                                   1.79x
Underwritten DSCR on NCF                                                   1.56x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "JQH HOTEL PORTFOLIO D LOAN") is evidenced by a single note and is secured by a first mortgage encumbering nine full-service hotels located in eight states (the "JQH HOTEL PORTFOLIO
      D PROPERTIES"). The JQH Hotel Portfolio D Loan was originated on September
      26, 2005 by Goldman Sachs Commercial Mortgage Capital, L.P. (formerly known as Archon Financial, L.P.) and was subsequently purchased by Goldman
      Sachs Mortgage Company and had an original principal balance of
      $214,000,000 and represents approximately 5.5% of the initial mortgage pool balance. The note evidencing the JQH Hotel Portfolio Loan has a principal balance as of the cut off date of $214,000,000 and an interest rate of 5.487%. The proceeds of the JQH Hotel Portfolio D Loan were primarily used to acquire the JQH Hotel Portfolio D Properties.

      The JQH Hotel Portfolio D Loan had an initial term of 120 months and has a remaining term of 115 months. The scheduled maturity date is the payment date in October 2015. Voluntary prepayment of the JQH Hotel Portfolio D
      Loan is prohibited until the payment date in April 2015. On or after the payment date in April 2015, full or partial prepayment is permitted on the
      JQH Hotel Portfolio D Loan without penalty. Defeasance and substitution are permitted with respect to the JQH Hotel Portfolio D Loan as described under "Defeasance and Substitution" below.

      THE PROPERTIES. The JQH Hotel Portfolio D Properties consist of nine hotel properties located in eight states. The borrower has pledged its fee interest in eight of the JQH Hotel Portfolio D Properties and its leasehold interest in one of the JQH Hotel Portfolio D Properties. The following table presents certain information relating to the JQH Hotel
      Portfolio D Properties:

                                                              ALLOCATED     OCCUPANCY                          # OF
       PROPERTY NAME             CITY           STATE        LOAN AMOUNT       (1)      ADR (1)   REVPAR (1)   ROOMS
---------------------------   -----------   --------------   ------------   ---------   -------   ----------   -----

Omaha Embassy Suites          Omaha         Nebraska          $34,249,033     77.9%     $134.41    $104.70       248
Little Rock Embassy Suites    Little Rock   Arkansas           33,646,852     75.1%      117.59      88.29       250
Greensboro Embassy Suites     Greensboro    North Carolina     32,141,400     75.3%      123.26      92.82       218
Greenville Embassy Suites     Greenville    South Carolina     31,539,219     71.4%      106.62      76.17       267
Albuquerque Marriott          Albuquerque   New Mexico         25,667,956     65.5%       99.10      64.89       309
Des Moines Embassy Suites     Des Moines    Iowa               25,442,139     68.8%      117.03      80.57       233
Davenport Radisson            Davenport     Iowa               12,570,524     62.5%       92.99      58.07       221
Mesquite Hampton Inn and
   Suites                     Mesquite      Texas              11,290,890     69.8%       84.82      59.18       160
Kansas City Homewood Suites   Kansas City   Missouri            7,451,987     65.4%       94.60      61.89       116
                                                             -------------------------------------------------------
TOTAL / AVERAGE PORTFOLIO                                    $214,000,000     70.4%     $110.21     $77.62     2,022

_________________
(1)   Trailing 12 months through 12/31/2005.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 17 -
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      Omaha Embassy Suites Property is a full-service, 248-room hotel located in the central business district of Omaha in the Old Market District, situated one mile from I-480, which connects with I-29 and I-80, the major regional north-south and east-west thoroughfares, respectively; bordered to the north by the ConAgra Foods headquarters. The property was originally completed and opened in 1997, followed by renovations in
      2004-2005. The Omaha Embassy Suites Property's amenities include a swimming pool, whirlpool, sauna, fitness center, sun deck, Internet cafe, game room and 12,480 sf of meeting space.

      Little Rock Embassy Suites Property is a full-service, 250-room hotel located in the western portion of Little Rock, near the I-430/I-630 interchange, the area's major north-south and east-west thoroughfares, respectively; situated in a prominent residential district with various corporations and multi-tenant office buildings nearby. The property was originally completed and opened in 1997, followed by renovations in
      2004-2005. The Little Rock Embassy Suites Property's amenities include a car rental desk, gift shop, fitness room, indoor swimming pool and 13,563 sf of meeting space.

      Greensboro Embassy Suites Property is a full-service, 218-room hotel located along I-40, a major regional and national east-west thoroughfare, between downtown Greensboro to the east and Winston-Salem to the west;
      also close to State Route 68, a local roadway with heavy commercial concentration; situated near the Greensboro airport. The property was originally completed and opened in 1989, followed by further renovations in 2005. The Greensboro Embassy Suites Property's amenities include a fitness center, indoor pool, jacuzzi, sauna and 20,512 sf of meeting space.

      Greenville Embassy Suites Property is a full-service, 267-room hotel located along I-85, which provides access to Charlotte, NC, to the north, and Atlanta, GA, to the south; situated in an area of commercial development, near Motor Mile, the home of most of Greenville's car dealerships and big-box retailers. The property was originally completed and opened in 1993, followed by further renovations in 1999-2000 and 2003.
      The ownership interest in the Greenville Embassy Suites Property is in the form of a 55-year ground lease with two 10-year extension options. The
      Greenville Embassy Suites Property's amenities include a business center, fitness center, indoor and outdoor swimming pool, adjacent golf course and tennis courts, gift shop and 18,470 sf of meeting space.

      Albuquerque Marriott Property is a full-service, 309-room hotel located in northern Albuquerque, 6 miles north of downtown; adjacent to I-25, the major regional thoroughfare with access to the north to Sante Fe, New
      Mexico, and to the south to Las Cruces, New Mexico; situated in the
      Journal Center, a growing business and industrial park. The property was originally completed and opened in 1987, followed by further renovations in 2002 and 2005. The Albuquerque Marriott Property's amenities include a gift shop, fitness center, indoor/outdoor swimming pool, two spas and
      26,189 sf of meeting space.

      Des Moines Embassy Suites Property is a full-service, 233-room hotel located in the central business district of Des Moines, within close proximity of state government buildings, major corporations and the new
      Iowa Events Center; situated near I-235, which connects to I-80 and I-35, the region's major east-west and north-south roadways, respectively. The
      Des Moines Embassy Suites Property was originally completed and opened in
      1990, followed by further renovations in 2004-2005. The Des Moines Embassy
      Suites Property's amenities include a swimming pool, whirlpool, sauna, fitness center, sun deck, gift shop, business center and 15,534 sf of meeting space.

      Davenport Radisson Property is a full-service, 221-room hotel located just off of Second Street. The neighborhood is defined by 5th Street to the north, Interstate 280 to the west, the Mississippi River to the south, and
      Interstate 74 to the east. The property was originally completed and opened in 1995, followed by further renovations in 2003. The Davenport
      Radisson Property's amenities include a fitness room, indoor swimming pool and 7,812 sf of meeting space.

      Mesquite Hampton Inn and Suites Property is a full-service, 160-room hotel located in the southwest portion of Mesquite, within the greater Dallas /
      Forth Worth area (east of Dallas); in close proximity to major regional roadways, in particular the LBJ Freeway (Interstate-635), the major traffic loop in Dallas County; situated in an

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 18 -
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      area of mature retail and residential use and growing industrial use. The property was originally completed and opened in 1999, followed by further renovations in 2004-2005. The Mesquite Hampton Inn and Suites Property's
      amenities include a fitness room, swimming pool, business center, lobby lounge and 84,000 sf of meeting space in the adjacent Mesquite Convention
      Center, owned by the City of Mesquite and managed and catered by the
      Hampton Inn and Suites.

      Kansas City Homewood Suites Property is a full-service, 116-room hotel located in the northern Kansas City market, easily accessible and visible from I-29, a major north-south thoroughfare in the area; less than five miles from the Kansas City International Airport; situated in a prominent business district populated mainly by office buildings and residential developments. The property was originally completed and opened in 1997, followed by further renovations in 2005. The Kansas City Homewood Suites
      Property's amenities include a fitness room, outdoor swimming pool and
      1,800 sf of meeting space.

o     THE BORROWER. The borrower is Atrium Finance III, LP, a special-purpose entity. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the JQH Hotel Portfolio D
      Loan. Atrium Hotels, LP (formerly known as John Q. Hammons Hotels, L.P.)
      is the guarantor of the non recourse carve-outs of the JQH Hotel Portfolio
      D Loan. Atrium Hotels, LP was established in 1989 and its indirect principals include a founding member of the Starwood Capital Group as well as iStar Financial, Inc. Atrium Hotels, LP's investments are comprised of equity interests in the borrower and in certain other entities that own other hotels.

o     ESCROWS. At origination, the borrower was required to deposit $598,429, which represented capital expenditures under property improvement plans required by certain of the franchisors of the properties. Additionally, the loan documents required certain escrows to be funded at origination in respect of real estate taxes, ground rents and insurance premiums.

      The loan documents also provide for the monthly funding of a reserve for real estate taxes, ground rents and insurance premiums with respect to the
      JQH Hotel Portfolio D Properties. In addition, the loan documents require the borrower to fund an FF&E reserve starting in January 2006 in the monthly amount equal to 4% of the trailing 12 month operating income from the JQH Hotel Portfolio D Properties, with a credit commencing in October
      2008 for certain excess amounts spent in the calendar year 2005 on FF&E.

      In lieu of cash escrows and reserves, the loan documents permit the borrower to post a letter of credit or provide a guaranty from Atrium
      Hotels, LP (formerly known as John Q. Hammons Hotels, L.P.) so long as
      Atrium Hotels, LP maintains a net worth of at least $120 million and the aggregate amount of the guarantees delivered pursuant to the loan documents does not exceed $10 million. At origination, the borrower delivered guarantees from Atrium Hotels, LP in respect of all of the escrows and reserves.

o     LOCKBOX AND CASH MANAGEMENT. The JQH Hotel Portfolio D Loan requires a lockbox throughout the term of the JQH Hotel Portfolio D Loan. The loan documents require the borrower to deposit or cause to be deposited in a lender-controlled account all credit card receivables and other cash revenue from the JQH Hotel Portfolio D Properties received within two business days of receipt by the borrower, the property manager or the JQH
      D Operator Lessee (as defined below), as the case may be. Provided no event of default is then continuing under the JQH Hotel Portfolio D Loan, all amounts then contained in the lockbox are swept to the borrower at the end of each business day (or on a less frequent basis at the borrower's election).

o     PROPERTY MANAGEMENT. Each of the JQH Hotel Portfolio D Properties is
      leased to Atrium TRS III, LP (the "JQH D OPERATOR LESSEE"), a
      special-purpose entity affiliated with Atrium Hotels, L.P. (formerly known as John Q. Hammons Hotels, L.P.), which operates the JQH Hotel Portfolio D
      Properties. The JQH D Operator Lessee has pledged all of its interests in the operating leases, subleases, FF&E, accounts and its other assets in connection with the JQH D Operator Lessee's guaranty of the JQH Hotel
      Portfolio D Loan.

      The JQH Hotel Portfolio D Properties are managed by John Q. Hammons Hotels
      Management, LLC pursuant to a management agreement between the property manager and the JQH D Operator Lessee. The management fees are based on actual costs and expenses (including an allocable portion of overhead and salaries) and are

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 19 -
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      currently approximately 1.5% of gross revenues. The management fees are capped at the rate that would be obtained in an arms-length negotiation.
      Upon an event of default under the JQH Hotel Portfolio D Loan, the lender may require the borrower to exercise, or cause the JQH D Operator Lessee to exercise, its right under the management agreement to request the replacement of the property manager's senior management with individuals reasonably satisfactory to the lender (and under the management agreement, the property manager is not permitted to unreasonably deny such request).
      Upon foreclosure or deed-in-lieu of foreclosure on a property, the management agreement is terminable by the property owner with respect to that property without payment of any termination fee or similar amount.
      The management agreement is subordinate to the JQH Hotel Portfolio D Loan.

      Each of the JQH Hotel Portfolio D Properties is operated under a franchise flag. Five of the JQH Hotel Portfolio D Properties are operated under an
      Embassy Suites flag, one is operated under a Marriott flag, one is operated under a Hampton Inn and Suites flag, one is operated under a
      Radisson and one is operated under a Homewood Suites flag.

o     DEFEASANCE AND SUBSTITUTION. From and after the second anniversary of the
      Closing Date, provided no event of default is then continuing under the
      JQH Hotel Portfolio D Loan, the borrower may obtain the release of one or more of the JQH Hotel Portfolio D Properties by defeasing with permitted government securities individual properties comprising the JQH Hotel
      Portfolio D, subject to the satisfaction of certain requirements, including, (i) unless the JQH Hotel Portfolio D Loan is defeased in full, a JQH Hotel Portfolio D DSCR for the 12 month period ending on the fiscal quarter most recently ended (after giving effect to such defeasance and excluding interest expense on the aggregate amount defeased) of not less than 1.35x, (ii) delivery of defeasance collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive payment dates through and including a payment date selected by the JQH Hotel Portfolio D Borrower that is on or after the payment date in
      April 2015 with respect to a portion of the JQH Hotel Portfolio D Loan equal to the JQH Defeasance Amount through and (iii) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. The debt service coverage ratio for the
      JQH Hotel Portfolio D Loan (the "JQH HOTEL PORTFOLIO D DSCR") is
      calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH DEFEASANCE AMOUNT" under the JQH Hotel
      Portfolio D Loan is (1) 102%, until 5% of the JQH Hotel Portfolio D Loan has been defeased; then (2) 110%, until 10% of the JQH Hotel Portfolio D
      Loan has been defeased; then (3) 115%, until 20% of the JQH Hotel
      Portfolio D Loan has been defeased; then (4) 120%, until 30% of the JQH
      Hotel Portfolio D Loan has been defeased; and then (z) 125%.

      Additionally, the borrower is permitted until October 6, 2014 to substitute up to two of the JQH Hotel Portfolio D Properties with other properties which have values (based on an appraisal less than three months old) equal to or greater than the higher of (x) the initial appraised value of the corresponding replaced properties and (y) the then current value (based on an appraisal less than twelve months old) of the replaced property (which may be tested in the aggregate), subject to the satisfaction of certain requirements, including (i) a JQH Hotel Portfolio
      D DSCR (after giving effect to the property substitution) for the 12 month period ending on the fiscal quarter then most recently ended of not less than 1.35x, and (ii) with respect to the second property substitution but not the first property substitution, written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The loan documents require the borrower to maintain
      "all-risk" insurance in an amount equal to 100% of the full replacement cost of the JQH Hotel Portfolio D Properties. This insurance must have a deductible that does not exceed $500,000, provided that a loss limit of not less than $300,000,000 is permitted, subject to the lender's reasonable approval in the case of any addition after the origination date of any real property covered under the same umbrella policy. The borrower is also required to obtain coverage for terrorism (either as part of its
      "all-risk" policy or as a separate policy) providing casualty insurance in an aggregate amount equal to not less than $70,000,000 per occurrence, and business interruption and liability coverage consistent with the requirements set forth in the loan documents, if and to the extent that this coverage

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 20 -
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      (i) is then being obtained by prudent owners of real estate in the United
      States of a similar type and quality and in a similar location to the applicable JQH Hotel Portfolio D Properties, or (ii) is otherwise available for an annual premium (computed after taking into account the effect of any subsidies or credits that may be provided to the borrower by or pursuant to any law, regulation, policy or other initiative relating to the purchase and/or maintenance of terrorism insurance enacted by any governmental authority) that is less than or equal to the product of (x)
      $10,000 (as adjusted on each anniversary of the originate date by a percentage equal to the percentage increase in the consumer price index during the preceding twelve-month period), times (y) the number of JQH
      Hotel Portfolio D Properties (the "JQH MAXIMUM PREMIUM"). If neither clause (i) nor clause (ii) of the preceding sentence is satisfied, then the borrower is required obtain terrorism coverage (at a premium that does not exceed the JQH Maximum Premium) from such insurers, and with such coverage, as shall be acceptable to the lender in its reasonable discretion.

o     GROUND LEASE. The Greenville Embassy Suites Property located in
      Greenville, South Carolina is situated on a ground lease parcel. The term of the ground lease commenced on August 14, 1989 and expires on February
      14, 2046 unless sooner terminated pursuant to the terms of the ground lease. The lessee under the ground lease also has two options to renew for a term of 10 years each. Although the lessor under the ground lease has a right of first refusal to purchase the Greenville Embassy Suites Property, such right does not apply to assignments to or by lender or its designee
      (including a purchaser at a foreclosure sale), which are permitted without the consent of the lessor under the ground lease.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 21 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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         [3 PHOTOS OF WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 22 -
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 [MAP INDICATING LOCATIONS OF WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 23 -
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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            8
Location (City/State)                                          Various Locations
Property Type                                                        Hospitality
Size (sf)                                                                  1,906
Percentage Occupancy Trailing 12 as of December 31, 2005                   72.7%
Year Built/Year Renovated                                  1976-1992 / 2002-2006
Appraisal Value                                                     $238,600,000
Year End 2005 Net Cash Flow(1)                                       $16,710,873
Underwritten Occupancy                                                     72.8%
Underwritten Revenues                                                $71,945,086
Underwritten Total Expenses                                          $50,028,647
Underwritten Net Operating Income (NOI) (2)                          $21,916,439
Underwritten Net Cash Flow (NCF) (2)                                 $20,058,638
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $187,500,000
Cut-off Date Principal Balance PSF/Unit                               $98,373.56
Percentage of Initial Mortgage Pool Balance                                 4.8%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                              6.14%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                        24 IO; 300 thereafter
Cut-off Date LTV Ratio                                                     78.6%
LTV Ratio at Maturity                                                      74.4%
Underwritten DSCR on NOI (2)                                               1.49x
Underwritten DSCR on NCF (2)                                               1.37x
--------------------------------------------------------------------------------

___________________
(1)   DSCR based on YE 2005 Net Cash Flow is 1.43x based on the interest-only debt service payment and is 1.14x based on the amortizing debt constant.

(2)   Sponsors have invested $19.64 million in property improvements 2002-2007 and intend to invest an addition $17 million in 2006-2007. Underwritten revenues, expenses, NOI and NCF calculated assuming sponsors' 2006 budget
      RevPar of $81.30.

o     THE LOAN. The mortgage loan (the "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO
      LOAN") is evidenced by a single note and is secured by eight first mortgages encumbering eight full-service hotels flagged under the Embassy
      Suites brand (the "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO PROPERTIES").
      The Windsor Capital Embassy Suites Portfolio Properties contain a total of
      1,906 rooms and are located in Colorado, Michigan, Ohio, Oregon, Texas and
      Washington. The Windsor Capital Embassy Suites Portfolio Loan represents approximately 4.8% of the initial mortgage pool balance. The Windsor
      Capital Embassy Suites Portfolio Loan was originated on January 9, 2006, has an original principal balance of $187,500,000, a principal balance as of the cut-off date of $187,500,000 and an interest rate of 6.14%. The
      DSCR and LTV on the Windsor Capital Embassy Suites Portfolio Loan are
      1.37x and 78.6% respectively. The proceeds of the Windsor Capital Embassy
      Suites Portfolio Loan were used to retire an existing first mortgage, fund reserves and pay closing costs.

      The Windsor Capital Embassy Suites Portfolio Loan has a term of 60 months and a remaining term of 59 months. The Windsor Capital Embassy Suites
      Portfolio Loan is interest-only for the first 24 months and amortizes thereafter on a 300-month schedule, with required monthly payments of
      $1,224,161.92. The scheduled maturity date is February 6, 2011. Voluntary prepayment of the Windsor Capital Embassy Suites Portfolio Loan is
      prohibited prior to the payment date of November 6, 2010 and is permitted on such payment date and thereafter without penalty. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008 (the "WINDSOR INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The Windsor Capital Embassy Suites Portfolio Properties
      consist of eight hotel properties, as described below. The following table presents certain information relating to the Windsor Capital Embassy
      Suites Portfolio Properties:

                                                     YEAR      YEAR      NUMBER OF    ALLOCATED
        PROPERTY NAME               LOCATION         BUILT   RENOVATED     ROOMS     LOAN AMOUNT    LOAN $/ROOM
---------------------------   --------------------   -----   ---------   ---------   ------------   -----------

Embassy Suites - Bellevue     Bellevue, Washington   1990      2006         240       $43,400,000    $180,833
Embassy Suites - Lynnwood     Lynnwood, Washington   1992      2006         240        30,900,000     128,750
Embassy Suites - Tigard       Tigard, Oregon         1986      2006         354        27,600,000      77,966
Embassy Suites - Blue Ash     Cincinnati, Ohio       1988      2002         235        23,700,000     100,851
Embassy Suites - Livonia      Livonia, Michigan      1989      2005         240        19,000,000      79,167
Embassy Suites - Colorado     Colorado Springs,
   Springs                     Colorado              1985      2006         207        17,400,000      84,058
Embassy Suites - El Paso      El Paso, Texas         1976      2006         184        15,500,000      84,239
Embassy Suites - Denver       Denver, Colorado       1980      2006         206        10,000,000      48,544
                                                                         --------------------------------------
TOTAL/AVERAGE                                                             1,906      $187,500,000     $98,374

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 24 -
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      The following table presents certain historical operating performance relating to the Windsor Capital Embassy Suites Portfolio Properties:

                               2003      2003     2003     2004      2004     2004     2005      2005     2005
        PROPERTY NAME           ADR      OCC     REVPAR     ADR      OCC     REVPAR     ADR      OCC     REVPAR
---------------------------   -------   ------   ------   -------   ------   ------   -------   ------   -------

Embassy Suites - Bellevue     $127.71   76.90%   $98.21   $127.20   77.50%   $98.58   $134.74   77.32%   $104.18
Embassy Suites - Lynnwood       94.58   67.60%    63.94     97.51   76.60%    74.69    105.47   79.76%     84.12
Embassy Suites - Tigard         88.44   62.70%    55.45     89.10   66.10%    58.90     90.99   67.58%     61.49
Embassy Suites - Blue Ash      100.86   69.20%    69.80    104.22   70.00%    72.95    111.25   73.19%     81.42
Embassy Suites - Livonia       106.13   60.20%    63.89    108.01   64.80%    69.99    107.10   67.97%     72.80
Embassy Suites - Colorado
   Springs                      90.85   71.50%    64.96     92.38   72.90%    67.35     97.73   73.31%     71.65
Embassy Suites - El Paso        90.97   74.10%    67.41     94.57   80.60%    76.22     99.44   80.87%     80.42
Embassy Suites - Denver         85.96   57.70%    49.60     85.01   57.60%    48.97     95.11   64.91%     61.74
                              ----------------------------------------------------------------------------------
WEIGHTED AVERAGE               $99.73   67.10%   $66.92   $100.33   70.40%   $70.63   $105.30   72.70%    $76.56

      All eight of the hotels in the Windsor Capital Embassy Suites Portfolio
      Properties Portfolio are managed by Windsor Capital Group, Inc.
      ("WINDSOR") and franchised under the Embassy Suites brand, which is owned by the Hilton Hotels Corporation. Six of the hotels have undergone approximately $19.46 million in renovations since 2002 and an additional
      $15 million is budgeted to be spent by 2008 on the Embassy Suites -
      Belleview, Embassy Suites - Lynnwood and Embassy Suites - Colorado Springs
      properties.

      Embassy Suites - Bellevue is a 240-room all-suite hotel located in
      Bellevue, Washington. The hotel is in the midst of renovation. This property is located within the Cabot, Cabot & Forbes I-90 Business Park north of I-90 in the Eastgate area of Bellevue, roughly five miles southeast of downtown Bellevue. Embassy Suites - Bellevue has a 72-seat restaurant, a 65-seat lounge, a gift shop, approximately 8,000 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

      Embassy Suites - Lynnwood is a 240-room all-suite hotel located in
      Lynnwood, Massachusetts. The hotel is just south of the intersection of
      I-5 and 44th Avenue West, in an office park known as the Quadrant I-5
      Business Center. In addition to guest suites, the property contains a
      174-seat restaurant, a 64-seat lounge, approximately 10,133 square feet of meeting space, an indoor swimming pool, a whirlpool, a fitness room, a game room and a coffee kiosk.

      Embassy Suites - Tigard is a 354-room all-suite hotel and conference center located in Tigard, Oregon. The nine-story property opened in 1986 with 234 rooms and approximately 5,000 square feet of meeting space. In
      1992 a second nine-story tower was added at the north end of the property, which added 10,000 square feet of meeting space and an additional 120 guestrooms. Each level of the north tower is connected to the corresponding level of the main building. The hotel is located less than one-half mile south of the intersection formed by State Highway 217 and SW
      Hall Boulevard, immediately south of Scholl Ferry Road and adjacent to the
      Washington Square Mall. Embassy Suites - Tigard contains a 120-seat full-service restaurant, an 81-seat lounge, a gift shop, an indoor swimming pool, a whirlpool, a sauna, an exercise room and a business center.

      Embassy Suites - Blue Ash is a 235-room all-suite hotel located north of
      Cincinnati, Ohio in the business district of Blue Ash. The property recently underwent a $5 million renovation ($21,277 per key) that was completed in August 2002. This property is located approximately one mile west of the intersection formed by I-71 and Pfeiffer Road, approximately
      15 miles north of Cincinnati's downtown business district. Embassy Suites
      - Blue Ash has a 90-seat restaurant, a 47-seat lounge, a gift shop, approximately 11,000 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

      Embassy Suites - Livonia is a 240-room all-suite hotel located in Livonia,
      Michigan. The hotel is located east of I-275, west of Victor Parkway, and approximately halfway between Seven Mile Road and Eight Mile Road. Embassy
      Suites - Livonia contains a 160-seat full-service restaurant, a 72-seat lounge, approximately 7,000 square feet of meeting space, an indoor swimming pool, whirlpool, exercise room and game room.

      Embassy Suites - Colorado Springs is a 207-room all-suite hotel located in
      Colorado Springs Colorado. This hotel is located on Commerce Center Drive in the northwestern quadrant of the intersection formed by I-25 and
      Woodmen Road in the northwestern portion of Colorado Springs, approximately five miles north of the central

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 25 -
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      business district. Embassy Suites - Colorado Springs contains a 45-seat full-service restaurant, an 80-seat lounge, approximately 7,800 square feet of meeting space, an indoor swimming pool, whirlpool, exercise room and game room.

      Embassy Suites - El Paso is a 184-room all-suite hotel located in El Paso,
      Texas. The hotel was originally developed as a Granada Royale in 1976 and was converted to an Embassy Suites at the time of purchase by the sponsors in August 1993. Embassy Suites - El Paso contains a breakfast area, an atrium lounge/seating area used for evening receptions, roughly 6,640 square feet of meeting space, a gift shop, an indoor swimming pool and whirlpool, dry sauna and a fitness area.

      Embassy Suites - Denver is a 206-room all-suite hotel located in Denver,
      Colorado. The hotel is located roughly one-half mile east of the intersection formed by I-25 and East Hampden Avenue, adjacent to Tamarac
      Square and across the street from Tiffany Plaza. Embassy Suites-Denver contains a 70 seat full-service restaurant, a 110-seat breakfast area, a
      60-seat lounge, a gift shop, approximately 6,900 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

o     THE BORROWER. The borrowers (collectively the "WINDSOR CAPITAL EMBASSY
      SUITES PORTFOLIO BORROWERS") are eight single-asset, special-purpose, bankruptcy-remote entities, each with an independent director. Legal counsel to each of the Windsor Capital Embassy Suites Portfolio Borrowers
      delivered a non-consolidation opinion in connection with the origination of the Windsor Capital Embassy Suites Portfolio Loan. The Windsor Capital
      Embassy Suites Portfolio Borrowers are a joint venture owned by DLJ Real
      Estate Capital Partners II, L.P. and certain companies controlled by
      Patrick Nesbitt (the "WINDSOR COMPANIES"). Windsor Companies are privately owned hotel ownership and hotel management companies based in Santa
      Monica, California. Founded by Patrick Nesbitt in 1972, the Windsor
      Companies own and operate a portfolio of 25 hotels with approximately
      5,300 rooms making Windsor Capital the largest private operator of Embassy
      Suites Hotels in the United States. DLJ Real Estate Capital Partners II,
      L.P. is the real estate division of Credit Suisse First Boston's
      Alternative Capital Division investing over $2.7 billion in commercial real estate. In 2004, DLJ Real Estate Capital Partners II, L.P. made an equity investment of $24 million for a 50% interest in the Windsor Capital
      Embassy Suites Portfolio Properties. An affiliate of the Windsor
      Companies, Nesbitt Family Trust 3 LLC (the "WINDSOR GUARANTOR") guarantees the non-recourse carve-out provisions of the Windsor Capital Embassy
      Suites Portfolio Loan. The Windsor Capital Embassy Suites Portfolio Loan
      documents require the Nesbitt Family Trust 3 LLC to maintain a net worth of at least $20,000,000. The Windsor Guarantor's recourse obligations will be capped at $5,000,000, however neither the Windsor Capital Embassy
      Suites Portfolio Borrowers nor the Windsor Guarantor's liability is capped for fraud, misappropriation, violation of certain covenants related to the
      Windsor Capital Embassy Suites Portfolio Borrowers' special purpose entity status or insolvency.

o     RELEASE OF COLLATERAL UPON A SALE OF A PROPERTY. After the Windsor Initial
      Defeasance Date, the Windsor Capital Embassy Suites Portfolio Loan permits the release of one or more of the Windsor Capital Embassy Suites Portfolio
      Properties from the lien of the mortgage upon a bona fide third-party sale of such Windsor Capital Embassy Suites Portfolio Property, subject to the satisfaction of certain conditions, including: the delivery of defeasance collateral in an amount equal to the sum of (i) the greater of (A) 100% of the Net Sales Proceeds (as defined in the loan documents) with respect to such Windsor Capital Embassy Suites Portfolio Property and (B) 125% of the
      allocated loan amount for such Windsor Capital Embassy Suites Portfolio
      Property plus (ii) the amount necessary to cause the underwritten DSCR
      (based on the calculation of net cash flow as defined in the loan documents and an 11.33% constant) of the Windsor Capital Embassy Suites
      Portfolio Properties to be equal to the greater of (x) the underwritten
      DSCR immediately preceding such release, (y) the underwritten DSCR immediately preceding such release and (z) an underwritten DSCR of 1.50x.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of a minimum of 4% of revenues as an ongoing FF&E and capital-expenditure reserve. In addition, at closing, the Windsor Capital Embassy Suites Portfolio Borrowers
      deposited $7,500,000 into the FF&E and capital expenditure reserve account. The Windsor Capital Embassy Suites Portfolio Borrowers covenanted to

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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      spend at least $15,000,000 toward approved capital improvements and
      FF&E expenses at the Windsor Capital Embassy Suites Portfolio Properties
      before February 1, 2008 (which may be funded, in part, by the funds on deposit in the FF&E and capital expenditure reserve). In the event that the Windsor Capital Embassy Suites Portfolio Borrowers fail to spend such amounts on such improvements prior to February 1, 2008, then cash flow in excess of operating expenses, regular reserves and debt service will be deposited into a reserve account until the amount on deposit in such account equals the deficiency.

o     LOCK BOX AND CASH MANAGEMENT. The Windsor Capital Embassy Suites Loan
      requires a hard lock box, which is already in place. The loan documents require the Windsor Capital Embassy Suites Portfolio Borrowers to direct credit card receipts directly to a lender-controlled account. The Windsor
      Capital Embassy Suites Portfolio Borrowers and the manager are also required to cause all non-credit card receipts to be transmitted into the lender-controlled account. Unless a Windsor Capital Embassy Suites
      Portfolio Cash Trap Period (as defined below) is in effect, on each regularly scheduled payment date any amounts in the lender-controlled account, after payment of debt service and required reserves, will be disbursed to the Windsor Capital Embassy Suites Portfolio Borrowers. A
      "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO CASH TRAP PERIOD" will exist if
      (i) an event of default (as defined in the loan documents) has occurred and is continuing, until the event of default is cured, or (ii) the underwritten DSCR with respect to any calendar quarter is less than 0.75x
      (based on the calculation of net cash flow as defined in the loan documents and an 11.33% constant), until the underwritten DSCR is at least
      0.75x for two consecutive calendar quarters. During a Windsor Capital
      Embassy Suites Cash Trap Period, all available cash (revenue remaining after payment of debt service, required reserves and operating expenses)
      is swept into a cash collateral account to be held as additional cash collateral for the Windsor Capital Embassy Suites Portfolio Loan (which may be applied to the Windsor Capital Embassy Suites Portfolio Loan upon an event of default under the Windsor Capital Embassy Suites Portfolio
      Loan).

o     PROPERTY MANAGEMENT. Windsor, an affiliate of the Windsor Capital Embassy
      Suites Portfolio Borrowers, is the property manager of the Windsor Capital
      Embassy Suites Portfolio Properties. With respect to each hotel, the property manager receives (i) a management fee equal to 3.5% of the gross revenue and (ii) an accounting fee of $5,000/month (subject to CPI adjustments). The lender may replace the property manager if (i) the
      Windsor Capital Embassy Suites Portfolio Borrowers fails to maintain a
      DSCR (based on calculation of net cash flow as defined in the loan documents and the actual debt service) of at least 1.00x for two consecutive calendar quarters, (ii) an event of default is continuing under the Windsor Capital Embassy Suites Portfolio Loan, (iii) the
      property manager is in default under the management agreement, or (iv)
      upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The loan documents require the Windsor Capital
      Embassy Suites Portfolio Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Windsor Capital
      Embassy Suites Portfolio Properties. If such terrorism coverage is not commercially available for the premium currently being paid for such coverage, the Windsor Capital Embassy Suites Portfolio Borrowers are
      nonetheless required to obtain such required terrorism coverage, but in no event are the Windsor Capital Embassy Suites Portfolio Borrowers required to pay any insurance premiums with respect to such insurance coverage in excess of an amount equal to 150% of the insurance premiums paid for terrorism coverage at the time of closing of the Windsor Capital Embassy
      Suites Portfolio Loan, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Property
      Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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              [4 PHOTOS OF MARYLAND MULTIFAMILY PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 28 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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      [MAP INDICATING LOCATIONS OF MARYLAND MULTIFAMILY PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 29 -
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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            9
Location (City/State)                                          Various, Maryland
Property Type                                                        Multifamily
Size (units)                                                               5,517
Percentage Occupancy as of November 17, 2005                               94.0%
Year Built/Year Renovated                                    1946-1972/1996-2005
Appraisal Value                                                     $447,680,000
Underwritten Occupancy                                                     94.0%
Underwritten Revenues                                               $ 45,353,947
Underwritten Total Expenses                                          $18,357,636
Underwritten Net Operating Income (NOI)                              $26,996,311
Underwritten Net Cash Flow (NCF)                                     $25,617,061
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $140,000,000
Cut-off Date Principal Balance PSF/Unit                               $61,627.70
Percentage of Initial Mortgage Pool Balance                                 3.6%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.220%
Original Term to Maturity (Months)                                            84
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     75.9%
LTV Ratio at Maturity                                                      75.9%
Underwritten DSCR on NOI                                                   1.50x
Underwritten DSCR on NCF                                                   1.42x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "MARYLAND MULTIFAMILY PORTFOLIO LOAN") is evidenced by a single note and is secured by two first mortgages encumbering nine multifamily properties located within the Baltimore, MD
      MSA and Washington, D.C. MSA consisting of 5,517 apartment units (the
      "MARYLAND MULTIFAMILY PROPERTIES"). The Maryland Multifamily Portfolio
      Loan represents approximately 3.6% of the initial mortgage pool balance.
      The Maryland Multifamily Portfolio Loan was originated on June 30, 2005, has an original principal balance and a principal as of the cut-off date of $140,000,000, and an interest rate of 5.22% per annum. The proceeds of the Maryland Multifamily Portfolio Loan, together with the Maryland
      Multifamily Portfolio Pari Passu Companion Loan (as described below), were used to refinance existing debt totaling $224,949,986.

      The Maryland Multifamily Portfolio Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $340,000,000. The companion loan to the Maryland Multifamily Portfolio Loan is evidenced by a separate pari passu note with an interest rate of 5.22% per annum and an original principal balance and a principal balance as of the cut-off date of $200,000,000 (the "MARYLAND MULTIFAMILY PORTFOLIO PARI PASSU COMPANION
      LOAN"). The Maryland Multifamily Portfolio Pari Passu Companion Loan will not be an asset of the trust. The Maryland Multifamily Portfolio Loan and the Maryland Multifamily Portfolio Pari Passu Companion Loan
      (collectively, the "MARYLAND MULTIFAMILY PORTFOLIO WHOLE LOAN") are
      governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Maryland
      Multifamily Portfolio Whole Loan" and will be serviced pursuant to the terms of the pooling and servicing agreement related to the Commercial
      Mortgage Trust 2005-GG5, Commercial Mortgage Pass-Through Certificates,
      Series 2005-GG5.

      The DSCR and LTV on the Maryland Multifamily Portfolio Whole Loan are
      1.42x and 75.9%, respectively.

      The Maryland Multifamily Portfolio Loan has an initial term of 84 months and a remaining term of 76 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is July 6, 2012.
      Voluntary prepayment of the Maryland Multifamily Portfolio Loan is prohibited prior to the payment date of April 6, 2012 and permitted on such payment date and thereafter without penalty. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from
      April 6, 2008 (the "MARYLAND MULTIFAMILY PROPERTIES INITIAL DEFEASANCE
      DATE").

o     THE PROPERTIES. The Maryland Multifamily Properties consist of nine garden-style apartment complexes, as described below. The following table presents certain information relating to the Maryland Multifamily
      Properties:

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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                                                                                    YEAR BUILT /    NOVEMBER 2005
           PROPERTY NAME                 LOCATION        ALLOCATED LOAN   UNITS    YEAR RENOVATED     OCCUPANCY
---------------------------------   ------------------   --------------   -----   ---------------   -------------

Commons at White Marsh Apartments   Middle River,
                                    Maryland               $79,200,000    1,212     1972 / 2005         93.7%
Highland Village Townhomes          Baltimore,
                                    Maryland                73,000,000    1,098     1961 / 2005         93.2%
Harbor Point Estates                Essex, Maryland         44,500,000      650     1971 / 2005         94.8%
Dutch Village Townhomes             Baltimore,
                                    Maryland                38,900,000      803     1967 / 2005         95.5%
Whispering Woods Townhomes          Baltimore,
                                    Maryland                29,000,000      524     1972 / 2004         92.4%
Fontana Village Townhomes           Rosedale, Maryland      21,500,000      356     1969 / 2005         96.4%
Riverview Townhomes                 Baltimore,
                                    Maryland                19,000,000      330     1954 / 2005         93.0%
Hamilton Manor                      Hyattsville,
                                    Maryland                18,900,000      245     1946 / 2005         98.0%
Cove Village Apartments             Essex, Maryland         16,000,000      299     1967 / 1996         90.3%
                                                         ----------------------                     -------------
TOTAL/WTD. AVG.                                           $340,000,000    5,517                         94.0%

      Commons at White Marsh Apartments is a 1,212-unit garden-style apartment complex located in Middle River, Maryland, in the northeastern portion of the Baltimore PMSA, approximately 15 miles northeast of Baltimore. The property consists of 85 two-story townhouse and apartment buildings.
      Project amenities include a rental office, two swimming pools, kids' pool, two playgrounds, tennis court, gazebo and a car vacuum area. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 807 sf.

      Highland Village Townhomes is a 1,098-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the
      Baltimore PMSA, approximately four miles southwest of the Baltimore CBD.
      The property includes 107 two-story townhome buildings with one, two, and three-bedroom units, with an overall average unit size of 756 sf. Project amenities include a playground, laundry facility and leasing office.

      Harbor Point Estates is a 650-unit townhouse-style apartment complex located in Essex, Maryland, in the northeastern portion of the Baltimore
      PMSA, approximately 15 miles northeast of Baltimore. The property features
      54, two-story townhome buildings. Project amenities include a swimming pool, two playgrounds, a laundry facility, and a leasing office. The unit mix includes two and three-bedroom units with an overall average unit size of 862 sf.

      Dutch Village Townhomes is a 803-unit townhouse-style apartment complex located in Baltimore, Maryland, the northern portion of the Baltimore
      PMSA, approximately eight miles north of the Baltimore CBD. The property consists of 76 two-story townhome and apartment buildings. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 752 sf. Project amenities include a playground, laundry facility and leasing office.

      Whispering Woods Townhomes is a 524-unit townhouse-style apartment complex located in Baltimore, Maryland, in the northeastern portion of the
      Baltimore PMSA, approximately 14 miles northeast of the Baltimore CBD. The property consists of 34 two-story townhome buildings. Property amenities include a playground, laundry facility and leasing office. The average unit size is 785 sf, with a mix of one, two and three-bedroom units.

      Fontana Village Townhomes is a 356-unit townhouse-style apartment complex located in Rosedale, Maryland, in the northeastern portion of the
      Baltimore PMSA, approximately ten miles northeast of the Baltimore CBD.
      The property consists of 23 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 754 sf.
      Amenities include a playground, laundry facility, community center and leasing office.

      Riverview Townhomes is a 330-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the
      Baltimore PMSA, approximately 12 miles southwest of the Baltimore CBD. The property consists of 39 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 777 sf. Property amenities include a playground and leasing office.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 31 -
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      Hamilton Manor is a 245-unit garden-style apartment complex located in
      Hyattsville, MD, approximately 6 miles northeast of Washington, D.C. The property consists of 18 two and three-story apartment buildings. The average unit size is 784 sf, with a mix of one and two-bedroom apartments.
      Property amenities include a laundry facility, leasing office and playground.

      Cove Village Apartments is a 299-unit townhouse-style apartment complex located in Essex, Maryland in the northeastern portion of the Baltimore
      PMSA, approximately 12 miles northeast of the Baltimore CBD. The property consists of 27 two-story townhouse buildings. The average unit size is 757 sf, with a mix of one, two and three-bedroom units. Property amenities include a playground, laundry facility and leasing office.

      Commons at White Marsh and Harbor View were acquired in August 2002 and the balance of the portfolio was acquired in April 2003. Since acquisition, the borrower has spent approximately $20.2 million ($3,661 per unit on average) on exterior, common area and interior upgrades.
      Approximately 10% of the unit interiors have been renovated with either or both new kitchens (cabinets, counters, floors, appliances) and baths. At closing, $10,385,885 was reserved, which amount is anticipated to be sufficient to complete interior unit renovations. Across the portfolio,
      13.5% of the units are occupied by Section 8 tenants.

o     THE BORROWER. The borrowers and IDOT guarantors (collectively the
      "MARYLAND MULTIFAMILY PORTFOLIO BORROWER PARTIES") are 34 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 17 phases of the nine properties; each phase has a separate borrower and IDOT guarantor). Legal counsel to each of the Maryland Multifamily Portfolio Borrower Parties delivered a non-consolidation opinion in connection with the origination of the
      Maryland Multifamily Portfolio Whole Loan. The sponsors of the Maryland
      Multifamily Portfolio Borrower Parties are Sawyer Realty Holdings LLC
      ("SAWYER"), which has a 25% interest, and entities owned by Lubert-Adler
      Real Estate Fund III, L.P., Lubert-Adler Real Estate Parallel Fund III,
      L.P. and Lubert-Adler Capital Real Estate Fund III, L.P. ("LUBERT-ADLER"),
      which have a 75% interest. Sawyer is a privately held, fully integrated real estate investment and management company specializing in the identification, acquisition, improvement, operation and long-term ownership and asset management of multi-family properties. Sawyer currently owns and/or manages approximately 20,000 multi-family residential units located predominantly along the Eastern seaboard of the
      United States. Lubert-Adler is a real estate private equity firm specializing in redevelopments through joint ventures with local operating partners. The firm was co-founded by Ira Lubert and Dean Adler in 1997.
      Since its inception, Lubert-Adler has invested in $8 billion of real estate assets. David Rosenberg, Lubert-Adler Real Estate Fund III, L.P.,
      Lubert-Adler Real Estate Parallel Fund III, L.P. and Lubert-Adler Capital
      Real Estate Fund III, L.P. (collectively, the "LUBERT ADLER FUND") are the guarantors under the non-recourse carveouts for the Maryland Multifamily
      Portfolio Whole Loan. The liability under the non-recourse carveout guaranty of the three Lubert Adler Fund guarantors identified above is capped at $10,000,000, but only with respect to recourse liability related to bankruptcy matters and non-permitted property transfers.

o     RELEASE OF COLLATERAL. The Maryland Multifamily Portfolio Whole Loan
      permits the release of any or all of the properties after the Maryland
      Multifamily Properties Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to the greater of (a) 120% of the allocated loan amount for the mortgaged property being released, except with respect to a certain portion of the Commons at White Marsh property, which has an allocated loan amount of $45,100,000, 100% of such allocated loan amount and (b) the amount necessary to cause the underwritten DSCR
      (calculated using underwritten cash flow and a 6.75% constant) of the
      Maryland Multifamily Properties to be equal to the greater of (x) the underwritten DSCR immediately preceding such release and (y) an underwritten DSCR of 1.05x (calculated using a 6.75% constant); (ii) no event of default then existing and (iii) other standard conditions as specified in the related loan documents.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of $257.94 per unit per annum into an ongoing replacement reserve account. In addition, the
      Maryland Multifamily Portfolio Borrower Parties deposited at closing
      $10,385,885 into an upfront capital reserve account to be used to complete interior unit renovations. At closing, the Maryland Multifamily Portfolio
      Borrower Parties funded a deferred-maintenance reserve of $632,803, which is 125% of the recommended amount specified in the property condition reports.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 32 -
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o     LOCKBOX AND CASH MANAGEMENT. The loan requires soft lockboxes at all of the properties. The loan documents require the Maryland Multifamily
      Portfolio Borrower Parties to direct the property managers at each of the
      Maryland Multifamily Properties to deposit rent checks into local property lockbox accounts within three business days of receipt. All local property lockboxes are automatically swept into a central lender-controlled account. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, are swept into a lockbox account established under the mezzanine loan described below, unless an event of default is continuing or the combined Maryland Multifamily Portfolio Whole Loan and mezzanine loan
      (described below) DSCR (calculated using actual cash flow and a 6.75%
      constant) at the end of any quarter falls below 1.00x from and including the 48th payment date through but excluding the 60th payment date, or
      1.10x from and including the 60th payment date through but excluding the
      72nd payment date, or 1.15x from and after the 72nd payment date, at which point a cash-trap period will commence (and will continue until such time that the event of default has been cured or such DSCR is restored for two consecutive calendar quarters). During a cash-trap period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below)
      is required to be deposited into a cash collateral account (which may be applied to the debt upon an event of default under the Maryland
      Multifamily Portfolio Whole Loan).

o     PROPERTY MANAGEMENT. Sawyer Property Management, LLC, a subsidiary of
      Sawyer and an affiliate of the borrower, is the property manager for all of the Maryland Multifamily Properties. The property manager receives a management fee on the Maryland Multifamily Properties equal to 4.0% of the gross revenue. The lender may require the Maryland Multifamily Portfolio
      Borrower Parties to terminate the property manager following one or more of the following events: (i) if for any two consecutive calculation dates, the Maryland Multifamily Properties fail to maintain the minimum DSCR described above under "--Lockbox and Cash Management," (ii) an event of default is continuing under the Maryland Multifamily Portfolio Whole Loan,
      (iii) the property manager is in default under any management agreement or
      (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Maryland Multifamily Portfolio Whole Loan, Potomac Realty Capital
      ("PRC"), an affiliate of Sawyer and an affiliate of the Maryland
      Multifamily Portfolio Borrower Parties, originated a $20,000,000 mezzanine loan to SRH/LA Chesapeake Mezzanine, LLC and SRH/LA Baltimore Mezzanine,
      LLC., which are collectively, the owners of 100% of the direct and indirect ownership interests in each of the Maryland Multifamily Portfolio
      Borrower Parties. The mezzanine loan has an interest rate equal to one-month LIBOR plus 6.25% per annum and a maturity date of July 6, 2012, which is coterminous with the Maryland Multifamily Portfolio Whole Loan.
      The mezzanine loan is secured by a pledge of the equity interests in the
      Maryland Multifamily Portfolio Borrower Parties. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for the mezzanine loan. PRC oversees disbursement of the $10,385,885 upfront capital reserve described above. PRC, as collateral for an existing financing facility, has pledged the mezzanine loan to GCFP.

      Pursuant to the intercreditor agreement between the lender under the
      Maryland Multifamily Portfolio Whole Loan and the mezzanine lender, (i)
      the mezzanine lender has the right to cure a default under the Maryland
      Multifamily Portfolio Whole Loan and (ii) the holder of the Maryland
      Multifamily Portfolio Whole Loan may not amend the loan documents for the
      Maryland Multifamily Portfolio Whole Loan if the amendment increases the interest rate or principal amount of the Maryland Multifamily Portfolio
      Whole Loan, modifies the maturity date or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the partnership or membership interests in the Maryland Multifamily Portfolio
      Borrower Parties, which would result in a change of control with respect to the Maryland Multifamily Portfolio Borrower Parties and could result in a change in the management of the Maryland Multifamily Properties.
      Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee under the intercreditor agreement or rating agency approval has been obtained.
      Notwithstanding the foregoing, so long as PRC is the holder of the mezzanine loan and an affiliate of the Maryland Multifamily Portfolio
      Borrower Parties, (A) PRC is not permitted to exercise any of the mezzanine lender's cure rights and/or purchase rights set forth in the intercreditor agreement with respect to the Maryland Multifamily Portfolio
      Whole Loan and (B) the

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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--------------------------------------------------------------------------------

      intercreditor agreement prohibits the mezzanine lender from, among other things, (i) exercising foreclosure remedies under the mezzanine loan documents, (ii) exercising any other remedies under the mezzanine loan documents which could reasonably be expected to adversely affect the rights or remedies of lender under the Maryland Multifamily Portfolio
      Whole Loan, (iii) filing, joining in the filing, or consenting to the filing, of any insolvency action against the mezzanine loan borrower and
      (iv) seeking the appointment of (or consenting to the appointment of) a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the mezzanine borrower or any collateral securing the mezzanine loan (or any portion thereof).

o     TERRORISM INSURANCE. The loan documents require the Maryland Multifamily
      Portfolio Borrower Parties to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Maryland Multifamily
      Properties, provided such coverage is available. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 34 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
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--------------------------------------------------------------------------------

                    [2 PHOTOS OF ONE COMMERCE SQUARE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 35 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
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--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF ONE COMMERCE SQUARE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 36 -
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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                 Philadelphia, Pennsylvania
Property Type                                                             Office
Size (sf)                                                                942,866
Percentage Leased as of December 27, 2005                                  95.3%
Year Built/Year Renovated                                              1987/2004
Appraisal Value                                                     $180,000,000
Underwritten Occupancy                                                     94.8%
Underwritten Revenues                                                $24,489,609
Underwritten Total Expenses                                          $11,276,548
Underwritten Net Operating Income (NOI)                              $13,213,061
Underwritten Net Cash Flow (NCF)                                     $12,027,005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $130,000,000
Cut-off Date Principal Balance PSF/Unit                                  $137.88
Percentage of Initial Mortgage Pool Balance                                3.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.665%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        60 IO; 360 thereafter
Cut-off Date LTV Ratio                                                     72.2%
LTV Ratio at Maturity                                                      67.2%
Underwritten DSCR on NOI                                                   1.46x
Underwritten DSCR on NCF                                                   1.33x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "ONE COMMERCE SQUARE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 942,866 sf class-A office complex located in Philadelphia, Pennsylvania (the "ONE
      COMMERCE SQUARE PROPERTY"). The One Commerce Square Loan represents approximately 3.3% of the initial mortgage pool balance. The One Commerce
      Loan was originated on December 28, 2005, has an original principal balance and a principal balance as of the cut-off date of $130,000,000, and an interest rate of 5.665% per annum. The DSCR and LTV on the One
      Commerce Square Loan are 1.33x and 72.2%, respectively. The proceeds of the One Commerce Square Loan were used to refinance existing debt totaling
      $77,186,866, fund reserves, pay closing costs and return equity to the borrower.

      The One Commerce Square Loan has an initial term of 120 months and a remaining term of 118 months. The loan requires payments of interest only for 60 months and amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $751,639.67 beginning February
      6, 2011. The scheduled maturity date is January 6, 2016. Voluntary prepayment of the One Commerce Square Loan is prohibited prior to the payment date of October 6, 2015 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008.

o     THE PROPERTY. The One Commerce Square Property is a 41-story, 942,866 sf class-A office complex located at 2005 Market Street, in Philadelphia,
      Pennsylvania. Developed in 1987, the One Commerce Square Property is part of the larger Commerce Square complex, which occupies an entire city block and consists of an outdoor plaza with a fountain, on-site retail and restaurants, and over 2 million sf of office space. The One Commerce
      Square Property features a granite and glass exterior, along with a marble-lined lobby with entrances on all four sides of the building. The
      One Commerce Square Property is located along West Market Street, the city's primary business corridor, and offers convenient access to highways and public transportation. One Commerce Square is proximate to
      Philadelphia's 30th Street Station, which provides Amtrak and SEPTA
      (Southeastern Pennsylvania Transportation Authority) service to all major
      East Coast and Mid-Atlantic destinations.

      The largest tenant at the One Commerce Square Property, Delaware
      Management Holdings, Inc. ("DELAWARE INVESTMENTS"), occupies 263,682 sf
      (28.0% NRA) through September 2012. Delaware Investments, which occupied
      43,899 sf at the property's opening in 1987, has since expanded to over
      260,000 sf and utilizes the subject as its headquarters. Delaware
      Investments is an asset management and advisory services firm with over
      $95 billion in assets under management. Delaware Investments is a subsidiary of Lincoln National Corporation (NYSE: LNC) which as of January
      24, 2006, had a market capitalization of $9.12 billion.

      The second largest tenant, NF Clearing, Inc., leases 118,908 sf (12.6%
      NRA) through August 2013. The space was originally leased to Fiserv
      Securities, Inc., which was wholly acquired by NF Clearing in 2005. NF
      Clearing, Inc. is currently consolidating its operations to Boston and is in the process of vacating their space. Despite its imminent departure, NF
      Clearing, Inc. remains a very strong credit and is obligated to pay rent through 2013. As of June 30, 2005, NF Clearing reported $836 million in assets and $196.2 million in cash. NF Clearing is a subsidiary of Fidelity
      Global Brokerage Group, Inc., a privately held investment company.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 37 -
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      As of December 27, 2005, the One Commerce Square Property was 95.3% leased to 40 tenants, including 36.3% leased to investment-grade tenants. Over the last 10 years, The One Commerce Square Property has maintained an average occupancy above 95.0%.

      The following table presents certain information relating to some of the largest tenants at the One Commerce Square Property:

                                  LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
-------------------------------------------------------------------------------------------------------------------------------
                                                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                                CREDIT RATING                       UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                               (FITCH/MOODY'S/   TENANT     % OF     BASE RENT     UNDERWRITTEN    BASE RENT         LEASE
          TENANT NAME              S&P)(1)        NRSF      NRSF        ($)         BASE RENT     ($ PER NRSF)     EXPIRATION
----------------------------   ---------------   -------   ------   ------------   ------------   ------------   --------------

Delaware Management
   Holdings, Inc.                  A/A3/A-       263,682    28.0%    $3,691,548        29.5%          $14.00       9/30/2012
NF Clearing, Inc               BBB-/Baa3/BBB-    118,908    12.6%     1,843,074        14.7%           15.50       8/31/2013(2)
Pew Charitable Trust              NR/NR/NR        82,937     8.8%     1,244,055        10.0%           15.00       9/30/2013
Stradley, Ronon, Stevens &
   Young                          NR/NR/NR        83,058     8.8%     1,164,043         9.3%           14.01      12/31/2017
Akin, Gump, Struss, Hauer &
   Feld                           NR/NR/NR        45,862     4.9%       493,016         3.9%           10.75      10/31/2008
                                                ---------------------------------------------------------------
TOTAL LARGEST TENANTS                            594,447    63.0%    $8,435,736        67.5%          $14.19
Other Tenants                                    303,971    32.2%     4,061,291        32.5%           13.36
Vacant Space                                      44,448     4.7%             0         0.0%            0.00
                                                ---------------------------------------------------------------
TOTAL ALL TENANTS                                942,866   100.0%   $12,497,027       100.0%          $13.91
-------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   NF Clearing is in the process of vacating their space. Tenant is anticipated to begin marketing the space for sublease in early 2006.

      The following table presents certain information relating to the lease rollover schedule at One Commerce Square Property:

                                       LEASE EXPIRATION SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL     ANNUALIZED
                                                                ANNUALIZED      ANNUALIZED    UNDERWRITTEN
  YEAR ENDING                     % OF TOTAL   CUMULATIVE OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT
  DECEMBER 31,    EXPIRING NRSF      NRSF        TOTAL NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)
---------------   -------------   ----------   -------------   -------------   ------------   -------------

2006                  21,940          2.3%           2.3%         $278,304           2.2%        $12.68
2007                  88,565          9.4%          11.7%        1,216,482           9.7%         13.74
2008                 108,178         11.5%          23.2%        1,230,041           9.8%         11.37
2009                  43,451          4.6%          27.8%          567,962           4.5%         13.07
2010                  10,948          1.2%          29.0%          178,990           1.4%         16.35
2011                  10,270          1.1%          30.1%          133,347           1.1%         12.98
2012                 282,075         29.9%          60.0%        3,988,564          31.9%         14.14
2013                 201,845         21.4%          81.4%        3,087,129          24.7%         15.29
2014                       0          0.0%          81.4%                0           0.0%          0.00
2015                  34,586          3.7%          85.0%          464,268           3.7%         13.42
2016                  96,560         10.2%          95.3%        1,351,940          10.8%          2.12
Vacant                44,448          4.7%         100.0%                0           0.0%          0.00
                  -----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.      942,866        100.0%                     $12,497,027         100.0%        $13.91
-----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is Commerce Square Partners - Philadelphia
      Plaza, L.P. ("ONE COMMERCE SQUARE BORROWER"), a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the lender, delivered a non-consolidation opinion in connection with the origination of the One Commerce Square Loan. The sponsor of the borrower is Thomas Properties Group, Inc. ("TPG") which owns a 87.90% interest in the One Commerce Square Borrower through affiliates. TPG (Nasdaq: TPGI) is a full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. TPG was founded in late 1996 by Mr. James A. Thomas. Mr. Thomas'
      real estate experience dates back to 1976, as a co-founder and co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company. From 1976 to 1996, Maguire Thomas Partners acquired, developed, managed and/or owned interests in 17 properties with approximately 14 million rentable square feet of commercial space. TPG's current portfolio includes 12 properties in Texas, California, Virginia
      and

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 38 -
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--------------------------------------------------------------------------------

      Pennsylvania. Of the 12, ten are office properties ranging in size from
      187,799 sf to 2,648,920 sf. There is no non-recourse carve-out guarantor for the One Commerce Square Loan. After the One Commerce Square Loan
      closing, the sponsor retained a $36,500,000 equity investment in the One
      Commerce Square Property. The predecessor of the One Commerce Square
      Borrower (the "ONE COMMERCE SQUARE PREDECESSOR BORROWER"), which was controlled by Maguire Thomas Partners, was involved in bankruptcy proceedings from July 1997 through March 1998 as a result of difficulties relating to the refinancing of a previous loan secured by the One Commerce
      Square Property. When the loan matured in July 1997, rents at the property were generally over market levels and the One Commerce Square Predecessor
      Borrower was unable to refinance or extend the loan held by Mitsubishi
      Trust & Banking Corporation (which was in the process of closing its lending operations), and the One Commerce Square Predecessor Borrower
      filed for bankruptcy protection. In connection with the One Commerce
      Square Predecessor Borrower's discharge from bankruptcy in March 1998,
      James A. Thomas formed a partnership with Lazard Freres and refinanced the property with Goldman Sachs Commercial Mortgage Capital, L.P.

o     ESCROWS. The One Commerce Square Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the One Commerce
      Square Borrower also deposited $382,000 into a tenant improvement and leasing commission reserve for payments due under the lease between One
      Commerce Square Borrower and Stradley, Ronon, Stevens & Young. The One
      Commerce Square Borrower is not required to make ongoing monthly deposits into this reserve. However a "LEASE SWEEP PERIOD" will commence upon (i)
      the date that is the stated expiration date of the term of any Major Lease
      (defined as the Delaware Investments lease, the NF Clearing lease and any other lease with a tenant occupying more than 200,000 square feet), or
      (ii) the date required under a Major Lease by which the applicable Major
      Tenant (defined as a tenant under a Major Lease occupying more than
      200,000 square feet) is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); or (iii) any
      Major Lease is surrendered, cancelled or terminated (in whole or in part)
      prior to its then current expiration date; or (iv) the occurrence of a bankruptcy or insolvency proceeding relating to a Major Tenant. During the
      Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and operating expenses) will be deposited into the tenant improvement and leasing commission reserve until such time that $2,500,000 has been accumulated in the reserve. Funds held in the tenant improvement and leasing commission reserve will be used to cover the re-tenanting costs of the applicable space. A Lease Sweep Period will not commence if, after giving effect to the circumstances described in clauses (i), (ii)
      and (iii) above, the debt service coverage ratio is at least 1.30x. For purposes of calculating the debt service coverage ratio, no credit will be given for any rent payable under the subject Major Lease (or portion thereof) that gave rise to the matters described in clauses (i), (ii) or
      (iii) above.

o     LOCK BOX AND CASH MANAGEMENT. The One Commerce Square Loan requires a hard lock box, which is already in place. The loan documents require the One
      Commerce Square Borrower to direct tenants to pay their rents directly to a lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Cash Management Period is in effect.
      A "CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) the debt service coverage ratio is less than
      1.10x (based on the net operating income of the One Commerce Square
      Property and debt service for that period) as of the end of any two consecutive calendar quarters (a "DSCR CASH MANAGEMENT PERIOD"), until the debt service coverage ratio minimum threshold of 1.10x has been achieved for two consecutive calculation dates after the commencement of the Cash
      Management Period; (iii) a Lease Sweep Period has commenced, until such
      Lease Sweep Period has ended or (iv) an approved mezzanine loan is outstanding. During the continuance of a Cash Management Period (other than such a period triggered by an approved mezzanine loan), all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the One Commerce Square Loan and may be applied to prepay the One Commerce Square Loan during the continuance of an event of default. Additionally, if a DSCR Cash
      Management Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral towards a partial defeasance of the One Commerce Square Loan.

o     PROPERTY MANAGEMENT. The property manager is Thomas Properties Group, LP, an affiliate of the One Commerce Square Borrower. The property management agreement commenced on October 13, 2004 and

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 39 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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TEN LARGEST MORTGAGE LOANS - ONE COMMERCE SQUARE
--------------------------------------------------------------------------------

      expires on June 30, 2015. If an event of default is continuing, if the property manager is in default under the property management agreement beyond any applicable notice and cure period, or upon the gross negligence, malfeasance or willful misconduct of the property manager, the
      One Commerce Square Borrower is required, at the request of the lender, terminate the property management agreement and replace the property manager with an acceptable replacement property manager. The One Commerce
      Square Borrower's failure to appoint an acceptable property manager within thirty (30) days after the lender's request will constitute an immediate event of default under the loan documents. The One Commerce Square
      Borrower may, from time to time, appoint a successor property manager to manage the One Commerce Square Property, provided that such successor property manager and property management agreement is approved in writing by the lender and the rating agencies. The contractual management fee is equal to 3.0% of collected gross revenues from the One Commerce Square
      Property, with a guaranteed annual minimum of $0.90 per square foot of rentable office area and rental space at the One Commerce Square Property.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from a TPG Approved Mezzanine Lender (as defined below) to the holder or holders of all of the direct and indirect ownership interests in borrowers
      (other than TDP-Commerce Square Gen-Par, Inc. and TDP-Commerce Square
      Gen-Par, LLC) if the TPG Approved Mezzanine Lender enters into an intercreditor agreement with lender, the One Commerce Square Borrower delivers a rating agency "comfort letter", and the approved mezzanine loan: (i) is in an amount that when added to the One Commerce Square Loan will result in a combined loan to "as is" appraised value of not more than
      75%, (ii) will result in a minimum combined debt service coverage ratio of not less than 1.20x, (iii) is secured only by a pledge of all or a portion of the direct or indirect equity ownership interests in the One Commerce
      Square Borrower or any other collateral that is not collateral for the One
      Commerce Square Loan, (iv) creates no obligations or liabilities on the part of the One Commerce Square Borrower and does not result in any lien on any portion of the One Commerce Square Property, (v) has a term expiring on the stated maturity date for the One Commerce Square Loan, and
      (vi) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender. A "TPG APPROVED MEZZANINE LENDER" means any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000, (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (iii) has been reasonably approved by lender and the rating agencies.

o     TERRORISM INSURANCE. The One Commerce Square Property is insured against acts of terrorism as part of its "all-risk" property coverage. The One
      Commerce Square Loan documents require the One Commerce Square Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the One Commerce Square Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the One Commerce Square Property, subject to a premium cap equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer
      Price Index. See "Risk Factors--Property Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 40 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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--------------------------------------------------------------------------------

                  [3 PHOTOS OF THE SHOPS AT LACANTERA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 41 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
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--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF THE SHOPS AT LACANTERA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 42 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                         San Antonio, Texas
Property Type                                                             Retail
Size (sf)                                                                381,978
Percentage Mall Shop Occupancy as of September 16, 2005                    92.8%
Year Built                                                                  2005
Appraisal Value                                                     $285,000,000
Underwritten Occupancy                                                     92.8%
Underwritten Revenues                                                $25,033,296
Underwritten Total Expenses                                           $7,360,751
Underwritten Net Operating Income (NOI)                              $17,672,545
Underwritten Net Cash Flow (NCF)                                     $17,225,378
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                     GSCMC/Commerzbank
Cut-off Date Principal Balance                                      $129,255,976
Cut-off Date Principal Balance PSF/Unit                                  $338.39
Percentage of Initial Mortgage Pool Balance                                 3.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                  4.98307692307692%
Original Term to Maturity (Months)                                            56
Original Amortization Term (Months)                                          360
Cut-off Date LTV Ratio                                                     45.4%
LTV Ratio at Maturity                                                      42.4%
Underwritten DSCR on NOI                                                   2.13x
Underwritten DSCR on NCF                                                   2.08x
Shadow Rating (1)                                                    "A" / "AAA"
--------------------------------------------------------------------------------

____________________
(1)   Fitch and S&P have confirmed that the Shops at LaCantera Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" by Fitch and "AAA" by S&P.

o     THE LOAN. The mortgage loan (the "SHOPS AT LACANTERA LOAN") is evidenced by two senior notes in the aggregate original principal amount of
      $130,000,000 and is secured by a first mortgage encumbering a super regional shopping mall located in San Antonio, Texas (the "SHOPS AT
      LACANTERA PROPERTY"). The Shops at LaCantera Whole Loan was jointly originated 50% by Goldman Sachs Commercial Mortgage Capital, L.P.
      (formerly known as Archon Financial, L.P.), and 50% by Commerzbank AG, New
      York Branch ("COMMERZBANK") in the original principal amount of
      $180,000,000, of which a subordinated junior interest in the amount of
      $50,000,000 was subsequently sold. Goldman Sachs Mortgage Company and
      Commerzbank are the holders and joint sellers of the Shops at LaCantera
      Loan. The Shops at LaCantera Loan was originated on September 9, 2005 and represents approximately 3.3% of the initial mortgage pool balance. The proceeds from the Shops at LaCantera Loan were used to refinance existing debt on the Shops at LaCantera Property.

      The Shops at LaCantera Loan is a senior interest of a whole mortgage loan
      (the "SHOPS AT LACANTERA WHOLE LOAN") with an original principal balance of $180,000,000. The junior companion loan to the Shops at LaCantera Whole
      Loan is evidenced by a junior note (the "SHOPS AT LACANTERA SUBORDINATE
      COMPANION LOAN") with an original principal balance of $50,000,000 and an interest rate of 5.656%, which is subordinate to the Shops at LaCantera
      Loan. The Shops at LaCantera Subordinate Companion Loan is not an asset of the trust. Prior to an event of default, payments of principal and interest by the borrower are applied to the Shops at LaCantera Loan and the LaCantera Subordinate Companion Loan pro-rata, based on the outstanding principal amounts of the respective loans. Each note provides for payments of interest based on the outstanding balance and the interest rate applicable to such note. Payments of principal are due under the notes pursuant to separate amortization schedules calculated based on the applicable interest rate and a 360 month amortization schedule.

      The loans comprising the Shops at LaCantera Whole Loan are governed by an intercreditor agreement, as described in the prospectus supplement under
      "Description of Mortgage Pool--The Shops at LaCantera Whole Loan" and will be serviced pursuant to the terms of the pooling and servicing agreement.
      The DSCR and LTV on the Shops at LaCantera Loan are 2.08x and 45.4%,
      respectively, while the DSCR and LTV on the Shops at LaCantera Whole Loan are 1.46x and 62.8% respectively.

      The Shops at LaCantera Loan had an initial term of 56 months and has a remaining term of 51 months. The scheduled maturity date is the payment date in June 2010. Voluntary prepayment of the Shops at LaCantera Loan is prohibited until the payment date in December 2009. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Shops at LaCantera Property is a newly constructed
      1,010,978 SF open-air, super-regional shopping center with four anchors and approximately 130 stores. The Shops at La Cantera Property is part of a 1,700 acre mixed-use site that includes the Westin Hotel La Cantera, Six
      Flags Great Adventure Fiesta Texas and two world class golf courses - The
      Palmer Course at La Cantera and The Resort. The Shops at LaCantera
      Property was completed and opened in September 2005 and is located at the northeast quadrant of North Loop

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 43 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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--------------------------------------------------------------------------------

      1604 West of Interstate 10 in the San Antonio MSA where the 8-mile trade area has an average household income of $72,534 and a total population of approximately 347,101.

      The Shops at LaCantera Property is anchored by Foley's, Dillard's,
      Nordstrom and Neiman Marcus. The land and improvements comprising the anchor stores are owned by the respective anchors. Both Neiman Marcus and
      Nordstrom are new to the San Antonio market.

      The following table represents certain information relating to the anchor tenants at The Shops at LaCantera:

                                                    CREDIT RATING                            OPERATING
                                                  OF PARENT COMPANY             COLLATERAL    COVENANT
       ANCHOR               PARENT COMPANY         (FITCH/MIS/S&P)      GLA      INTEREST    EXPIRATION
--------------------   ------------------------   -----------------   -------   ----------   ----------

Nordstrom              Nordstrom Inc.                A-/Baa1/A-       144,000       No       9/16/2020
Neiman Marcus          Neiman Marcus Group Inc.      CCC+/B2/B+       120,000       No       9/16/2020
Dillard's              Dillard's, Inc.                BB-/B2/BB       200,000       No       9/12/2020
Foley's                Federated Department         BBB+/Baa1/BBB     165,000       No       9/14/2020
                          Stores, Inc.                                -------
TOTAL ANCHOR TENANTS                                                  629,000

      The Shops at LaCantera Property is 97.3% occupied with mall shop occupancy at 92.8%. Tiffany's, Burberry, Lacoste, Coach, Pottery Barn, Williams
      Sonoma and Apple are among the retailers occupying the in-line space at the Shops at LaCantera Property. Pursuant to ICSC's Retail Chain Store
      Sales Index, projected sales psf for mall shop tenants (with less than
      10,000 sf) is $590 based upon partial year sales for the period October
      2005 through December 2005. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 10.4% for such tenants.

      The following table presents certain information relating to the major mall shop tenants at the Shops at La Cantera Property:

                          TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
-----------------------------------------------------------------------------------------------------------------------------

                                                                                     % OF TOTAL      ANNUALIZED
                            CREDIT RATING                              ANNUALIZED    ANNUALIZED     UNDERWRITTEN
                           (FITCH/MIS/S&P)                            UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME               (2)        TENANT NRSF   % OF NRSF    BASE RENT      BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------  --------------   -----------   ---------   ------------   ------------   ------------   ----------

Apple                       NR/NR/NR           6,891         1.8%        $411,252        2.6%          $59.68      9/16/2010
Gap                         BBB-/Baa3/BBB-    12,679         3.3%         364,521        2.3%           28.75      9/16/2017
Finishline                  NR/NR/NR           7,607         2.0%         342,315        2.2%           45.00      9/16/2015
Brooks Brothers             NR/NR/NR           9,376         2.5%         337,536        2.1%           36.00      9/16/2015
Express                     NR/Baa2/BBB        9,940         2.6%         318,080        2.0%           32.00      9/16/2010
Victoria's Secret           NR/Baa2/BBB        9,651         2.5%         308,832        2.0%           32.00      9/16/2010
Abercrombie & Fitch         NR/NR/NR           8,076         2.1%         302,850        1.9%           37.50      9/16/2015
Anthropologie               NR/NR/NR           9,328         2.4%         298,496        1.9%           32.00      9/16/2015
New York & Company          NR/Baa2/BBB        7,062         1.8%         289,542        1.8%           41.00      9/16/2015
Banana Republic             BBB-/Baa3/BBB-     7,767         2.0%         279,612        1.8%           36.00      9/16/2017
                                            --------------------------------------------------------------------
TEN LARGEST OWNED TENANTS                     88,377        23.1%      $3,253,036       20.6%          $36.81
Remaining Owned Tenants                      266,279        69.7%      12,530,991       79.4%           47.06
Vacant Spaces (Owned
   Space)                                     27,322         7.2%               0        0.0%            0.00
                                            --------------------------------------------------------------------
TOTAL ALL OWNED TENANTS                      381,978       100.0%     $15,784,027      100.0%          $41.32
-----------------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 44 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at The Shops at LaCantera:

                                      LEASE EXPIRATION SCHEDULE (1)
----------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL      ANNUALIZED
                                         % OF     CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            EXPIRING     TOTAL       % OF       UNDERWRITTEN   UNDERWRITTEN     BASE RENT
 YEAR ENDING DECEMBER 31,  OWNED NRSF    NRSF     TOTAL NRSF     BASE RENT      BASE RENT     ($ PER NRSF)
-------------------------  ----------   -------   -----------   ------------   ------------   ------------

2006                               0       0.0%       0.0%               $0        0.0%           $0.00
2007                               0       0.0%       0.0%                0        0.0%            0.00
2008                               0       0.0%       0.0%                0        0.0%            0.00
2009                               0       0.0%       0.0%                0        0.0%            0.00
2010                          33,374       8.7%       8.7%        1,526,068        9.7%           45.73
2011                               0       0.0%       8.7%                0        0.0%            0.00
2012                           1,588       0.4%       9.2%          135,040        0.9%           85.04
2013                             250       0.1%       9.2%           69,996        0.4%          279.98
2014                               0       0.0%       9.2%                0        0.0%            0.00
2015                         275,784      72.2%      81.4%       12,590,104       79.8%           45.65
2016 and Thereafter           43,660      11.4%      92.8%        1,462,819        9.3%           33.50
Vacant                        27,322       7.2%     100.0%                0        0.0%            0.00
                           -------------------------------------------------------------------------------
TOTAL                        381,978     100.0%                 $15,784,027      100.0%          $41.32
----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is LaCantera Retail Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Shops at LaCantera Loan. LaCantera Retail Limited Partnership is
      indirectly owned by General Growth Properties, Inc. General Growth
      Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states.
      There is no guarantor of the non-recourse carve-outs under the Shops at
      LaCantera Loan.

o     ESCROWS. The loan documents require that the borrower under the Shops at
      LaCantera Loan provide security in the amount of $54,840,232 for certain unfunded obligations at the Shops at LaCantera Property. Such security may be in the form of a cash escrow, sponsor guaranty, letter of credit or any combination of the foregoing. At closing, The Rouse Company Operating
      Partnership, LP gave a guaranty in respect of such unfunded obligations.
      As of February 9, 2006, the amount of outstanding unfunded obligations had been reduced to $12,062,282. In addition, The Rouse Company Operating
      Partnership, LP has guaranteed up to $10 million of the Shops at LaCantera
      Loan until such time as annualized net operating income from the Shops at
      LaCantera Property is at least $17,000,000.

      The loan documents also provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $381,977, which amount is subject to change based upon the aggregate sf of all rentable area in the
      Shops at LaCantera Property) and capital expenditures (in a maximum amount, as of origination, equal to $76,396 which amount is subject to change based upon the aggregate sf of all rentable area in the Shops at
      LaCantera Property) during a Shops at LaCantera Cash Sweep Period. A
      "SHOPS AT LACANTERA CASH SWEEP PERIOD" means any period during the continuance of an event of default under the Shops at LaCantera Loan and/or (i) prior to the second anniversary of the origination of the Shops at La Cantera Loan, any period commencing as of the end of any fiscal quarter in which annualized net operating income of the Shops at LaCantera
      Property is less than $14,400,000 and terminating as of the end of any fiscal quarter in which annualized net operating income of the Shops at
      LaCantera Property is at least equal to $14,400,000, and (ii) after the second anniversary of the Shops at La Cantera Loan, any period commencing as of the end of any fiscal quarter in which net operating income of the
      Shops at LaCantera Property for the prior twelve-month period is less than
      $14,400,000 and terminating as of the end of any fiscal quarter in which net operating income of the Shops at LaCantera Property for the prior twelve-month period is at least equal to $14,400,000.

o     LOCKBOX AND CASH MANAGEMENT. The Shops at LaCantera Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 45 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

      day that no Shops at LaCantera Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower.
      Within two business days of commencement of a Shops at LaCantera Cash
      Sweep Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a
      Shops at LaCantera Cash Sweep Period. During the existence of a Shops at
      LaCantera Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Shops at LaCantera Loan.

o     PROPERTY MANAGEMENT. Under the loan documents, the Shops at LaCantera
      Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The Shops at LaCantera Property is currently managed by Rouse Property Management, Inc., an affiliate of the borrower.
      The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the Shops at LaCantera Loan has occurred and is continuing. During the continuance of a Shops at LaCantera Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the geographic area.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Shops at LaCantera Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Shops at LaCantera Property, and any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Shops at LaCantera Property as collateral for the Shops at LaCantera Loan, (b) an opinion of counsel that any REMIC trust that has acquired the Shops at LaCantera Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c)
      written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. In addition, if a parcel to be released was improved as of the origination date of the
      Shops at LaCantera Loan, the consent of the lender must be obtained, and certain debt service coverage ratio and loan to value tests must be satisfied, prior to the release of any such parcel.

      The loan documents also give the borrower the right to obtain the release of a certain unimproved portion of the property reserved for the development of a "Lifestyle Center" upon the conveyance of such property to a third party. As of the origination date of the Shops at LaCantera
      Loan, the parcel on which the Lifestyle Center will be developed had been legally subdivided from the remainder of the Shops at LaCantera Property.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Shops at LaCantera Property
      also secures the Shops at LaCantera Subordinate Companion Loan, which is subordinate to the Shops at LaCantera Loan, as described under
      "Description of the Mortgage Pool--The Shops at LaCantera Whole Loan" in
      the prospectus supplement. In addition, the Shops at LaCantera Loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower and its general partner in connection with Permitted Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt, (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d)
      the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity.
      "PERMITTED MEZZANINE DEBT" means indebtedness of a direct owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG6 certificates issued has been obtained and (ii) the Shops at LaCantera Property meets certain performance requirements specified in the Shops at LaCantera Loan agreement, including: (A) the aggregate loan-to-value ratio of the Shops at LaCantera Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Shops at LaCantera Loan and the

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 46 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

      mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than 1.05x based on an assumed loan constant of 9%.

o     TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Shops at LaCantera Property and 100% of the projected annual gross rental income from the Shops at LaCantera Property from the date of the casualty to the date that the Shops at LaCantera Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the
      Shops at LaCantera Loan is outstanding (either as part of its "all-risk"
      and business income/rental-loss insurance policies or as a separate policy), provided such coverage is available at commercially reasonable rates. See "Risk Factors--Property Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 47 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

                      [2 PHOTOS OF WHALERS VILLAGE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 48 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

             [2 MAPS INDICATING LOCATION OF WHALERS VILLAGE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 49 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Lahaina, Hawaii
Property Type                                                             Retail
Size (sf)                                                                112,261
Percentage Mall Shop Occupancy as of December 1, 2005                      96.6%
Year Built/Renovated                                            1969-1971 / 1988
Appraisal Value                                                      180,000,000
Underwritten Occupancy                                                     96.6%
Underwritten Revenues                                                $18,451,437
Underwritten Total Expenses                                           $5,453,434
Underwritten Net Operating Income (NOI)                              $12,998,003
Underwritten Net Cash Flow (NCF)                                     $12,735,188
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                     GSCMC/Commerzbank
Cut-off Date Principal Balance                                      $109,504,922
Cut-off Date Principal Balance PSF/Unit                                  $975.45
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.386%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                                          360
Cut-off Date LTV Ratio                                                     60.8%
LTV Ratio at Maturity                                                      56.7%
Underwritten DSCR on NOI                                                   1.76x
Underwritten DSCR on NCF                                                   1.72x
Shadow Rating (1)                                                  "BBB+" / "AA"
--------------------------------------------------------------------------------

_________________
(1)   Fitch and S&P have confirmed that the Whalers Village Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" by Fitch and "AA" by S&P.

o     THE LOAN. The mortgage loan (the "WHALERS VILLAGE LOAN") is evidenced by two notes in the aggregate original principal amount of $110,000,000 and is secured by a first mortgage encumbering a regional shopping mall located in Lahaina, Maui, Hawaii (the "WHALERS VILLAGE PROPERTY"). The
      Whalers Village Loan was jointly originated 50% by Goldman Sachs
      Commercial Mortgage Capital, L.P. (formerly known as Archon Financial,
      L.P.) and 50% by Commerzbank AG, New York Branch ("COMMERZBANK"). Goldman
      Sachs Mortgage Company and Commerzbank are the holders of the Whalers
      Village Loan, and they are the joint loan sellers of the Whalers Village
      Loan. The Whalers Village Loan was originated on November 1, 2005 and represents approximately 2.8% of the initial mortgage pool balance. The proceeds from the Whalers Village Loan were used to acquire the Whalers
      Village Property.

      The Whalers Village Loan had an initial term of 60 months and has a remaining term of 56 months. The scheduled maturity date is the payment date in November 2010. Voluntary prepayment of the Whalers Village Loan is prohibited until the payment date in May 2010. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Whalers Village Property is a 112,261 sf open-air regional shopping center located on prime oceanfront property along Maui's famous Kaanapali Beach Resort. Originally built in 1969-1971, the Property has been renovated at various intervals, with the last renovation occurring in 1988. The center offers approximately 70 in-line retail shops and restaurants, as well as on-site structured parking for over 500 vehicles. In-line space totals 84,566 sf, with an additional 25,138 sf of restaurants and 2,557 sf of office space.

      The Whalers Village Property is the dominant retail center in the region and is located in Maui County's metropolitan statistical area where the
      7-mile trade area has an average household income of $77,476 and a total population of approximately 19,536. In addition to the local population, according to the appraisal, approximately 2.2 million tourists visited
      Maui in 2004. With approximately 5,000 hotel and condominium rooms in the
      Kannapali Beach Resort, the Whalers Village Property is exposed to one of the largest consumer bases in the state of Hawaii. Up to 60% of the daily visitors to the Whalers Village Property access its shops and restaurants from the beachfront walk along Kaanapali Beach.

      The Whalers Village Property is 96.6% occupied. Sales as of October 2005 for the trailing twelve months were $1,104 psf for comparable in-line tenants occupying less than 10,000 sf, with occupancy costs of 13.2%
      (based on comparable sales, which includes tenants in occupancy for over twelve months that have reported sales over the period of their occupancy).

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 50 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Whalers Village Property:

                             TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL      ANNUALIZED
                            CREDIT RATING                              ANNUALIZED    ANNUALIZED     UNDERWRITTEN
                           (FITCH/MIS/S&P)                            UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME               (2)        TENANT NRSF   % OF NRSF    BASE RENT      BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------  ---------------  -----------   ---------   ------------   ------------   ------------   ----------

Louis Vuitton               NR / NR / NR       4,235         3.8%       $431,976         5.1%          $102.00      5/31/2007
ABC Stores                  NR / NR / NR       3,103         2.8%        339,120         4.0%           109.29      1/31/2014
Tommy Bahama                NR / NR / NR       3,566         3.2%        331,608         3.9%            92.99      5/31/2012
Rusty Harpoon               NR / NR / NR       4,991         4.4%        324,420         3.8%            65.00      2/28/2006
Hula Grill                  NR / NR / NR      13,400        11.9%        270,000         3.2%            20.15      3/31/2009
Leilani's on the Beach      NR / NR / NR       9,647         8.6%        258,000         3.1%            26.74     12/31/2017
Cruise                      NR / NR / NR       2,880         2.6%        241,920         2.9%            84.00      4/30/2009
Baron & Leeds               NR / NR / NR       1,599         1.4%        230,256         2.7%           144.00      7/31/2014
Sgt Leisure                 NR / NR / NR       1,415         1.3%        220,920         2.6%           156.13     12/31/2006
Tropical Palm               NR / NR / NR       1,462         1.3%        201,756         2.4%           138.00     11/30/2007
                                            ------------------------------------------------------------------
TEN LARGEST OWNED TENANTS                     46,298        41.2%     $2,849,976        33.7%           $61.56
Remaining Owned Tenants                       62,480        55.7%      5,599,779        66.3%            89.63
Vacant Spaces (Owned
   Space)                                      3,483         3.1%              0         0.0%             0.00
                                            ------------------------------------------------------------------
TOTAL ALL OWNED TENANTS                      112,261       100.0%     $8,449,755       100.0%           $77.68
-----------------------------------------------------------------------------------------------------------------------------

_________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Whalers Village Property:

                                       LEASE EXPIRATION SCHEDULE (1)
------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                                                     CUMULATIVE    ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            EXPIRING       % OF         % OF      UNDERWRITTEN   UNDERWRITTEN     BASE RENT
 YEAR ENDING DECEMBER 31,  OWNED NRSF   TOTAL NRSF   TOTAL NRSF    BASE RENT      BASE RENT     ($ PER NRSF)
-------------------------  ----------   ----------   ----------   ------------   ------------   ------------

MTM                          1,862         1.7%         1.7%         $303,528         3.6%         $163.01
2006                         9,571         8.5%        10.2%          894,628        10.6%           93.47
2007                        18,688        16.6%        26.8%        1,652,148        19.6%           88.41
2008                        15,138        13.5%        40.3%        1,369,144        16.2%           90.44
2009                        32,271        28.7%        69.1%        2,064,427        24.4%           63.97
2010                         7,643         6.8%        75.9%          550,080         6.5%           71.97
2011                           624         0.6%        76.4%          140,028         1.7%          224.40
2012                         3,566         3.2%        79.6%          331,608         3.9%           92.99
2013                         5,066         4.5%        84.1%          316,788         3.7%           62.53
2014                         4,702         4.2%        88.3%          569,376         6.7%          121.09
2015                             0         0.0%        88.3%                0         0.0%            0.00
2016 and Thereafter          9,647         8.6%        96.9%          258,000         3.1%           26.74
Vacant                       3,483         3.1%       100.0%                0         0.0%            0.00
                           ---------------------------------------------------------------------------------
TOTAL                      112,261       100.0%                    $8,449,755       100.0%          $77.68
------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is WV SUB, LLC, a single-member, single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Whalers Village Loan. WV SUB, LLC is indirectly owned by General
      Growth Properties, Inc. General Growth Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Whalers Village Loan.

o     ESCROWS. The loan documents provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $112,261, which amount is subject to change based upon the aggregate sf of all rentable area in the
      Whalers Village Property) and capital expenditures (in a maximum amount, as of origination, equal to $22,452 which amount is subject to change based upon the aggregate sf of all rentable area in the Whalers Village
      Property) during a Whalers

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 51 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

      Village Cash Sweep Period. A "WHALERS VILLAGE CASH SWEEP PERIOD" means any period during the continuance of an event of default under the Whalers
      Village Loan and/or any period commencing as of the end of any fiscal quarter in which the net operating income of the Whalers Village Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any fiscal quarter in which the net operating income of the Whalers Village Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o     LOCKBOX AND CASH MANAGEMENT. The Whalers Village Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business day that no Whalers Village Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower.
      Within two business days of commencement of a Whalers Village Cash Sweep
      Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a
      Whalers Village Cash Sweep Period. During the existence of a Whalers
      Village Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Whalers Village Loan.

o     PROPERTY MANAGEMENT. Under the loan documents, the Whalers Village
      Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The Whalers Village Property is currently managed by General Growth Management, Inc., an affiliate of the borrower. The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the
      Whalers Village Loan has occurred and is continuing. During the continuance of a Whalers Village Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the applicable geographic area.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Whalers Village Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Whalers Village Property, and any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Whalers Village Property as collateral for the
      Whalers Village Loan, (b) an opinion of counsel that any REMIC trust that has acquired the Whalers Village Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. In addition, if a parcel to be released was improved as of the origination date of the Whalers Village Loan, the consent of the lender must be obtained, and certain debt service coverage ratio and loan to value tests must be satisfied, prior to the release of any such parcel.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with Permitted Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt,
      (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "PERMITTED MEZZANINE DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG6 certificates issued has been obtained and (ii) the Whalers Village Property meets certain performance requirements specified in the Whalers Village loan agreement, including:
      (A) the aggregate

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 52 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

      loan-to-value ratio of the Whalers Village Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Whalers Village Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than
      1.05x based on an assumed loan constant of 9%.

o     TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Whalers Village Property and 100% of the projected annual gross rental income from the Whalers Village Property from the date of the casualty to the date that the Whalers Village Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the
      Whalers Village Loan is outstanding (either as part of its "all-risk" and business income/rental-loss insurance policies or as a separate policy), provided such coverage is available at commercially reasonable rates. See
      "Risk Factors--Property Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 53 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

                      [2 PHOTOS OF COPT PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 54 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATIONS OF COPT PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 55 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            8
Location (City/State)                                          Various, Maryland
Property Type                                                             Office
Size (sf)                                                                702,924
Percentage Occupancy as of  September 9, 2005                              95.7%
Year Built/Year Renovated                                         1981-2005/2003
Appraisal Value                                                     $132,700,000
Underwritten Occupancy                                                     95.7%
Underwritten Revenues                                                $13,237,802
Underwritten Total Expenses                                           $3,591,728
Underwritten Net Operating Income (NOI)                               $9,666,074
Underwritten Net Cash Flow (NCF)                                      $8,822,563
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $103,000,000
Cut-off Date Principal Balance PSF/Unit                                  $146.53
Percentage of Initial Mortgage Pool Balance                                 2.6%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.533%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     77.6%
LTV Ratio at Maturity                                                      77.6%
Underwritten DSCR on NOI                                                   1.67x
Underwritten DSCR on NCF                                                   1.53x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "COPT PORTFOLIO LOAN") is evidenced by a single note and is secured by two first mortgages encumbering eight class
      A & B office buildings located in the Baltimore/Washington DC corridor in
      Maryland consisting of 702,924 sf (the "COPT PROPERTIES"). The COPT
      Portfolio Loan represents approximately 2.6% of the initial mortgage pool balance. The COPT Portfolio Loan was originated on October 17, 2005, has an original principal balance and a principal as of the cut-off date of
      $103,000,000, and an interest rate of 5.533% per annum. The DSCR and LTV on the COPT Portfolio Loan are 1.53x and 77.6%, respectively. The proceeds of the COPT Portfolio Loan were used to refinance existing debt totaling
      $15,998,883.89 and to pay down unsecured corporate debt and for other general corporate purposes.

      The COPT Portfolio Loan has an initial term of 120 months and a remaining term of 116 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is November 6, 2015. Voluntary prepayment of the COPT Portfolio Loan is prohibited prior to the payment date of August 6, 2015 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the
      United States of America is permitted from April 6, 2008 (the "COPT
      PORTFOLIO PROPERTIES INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The COPT Portfolio Properties consist of eight office properties in the Baltimore MSA, each within a ten mile radius of the
      Baltimore-Washington International Airport ("BWI"). The following table presents certain information relating to the COPT portfolio:

                                                        ALLOCATED               YEAR BUILT / YEAR   SEPTEMBER 2005
        PROPERTY NAME                LOCATION          LOAN AMOUNT  SIZE (SF)       RENOVATED          OCCUPANCY
-----------------------------   -------------------   ------------  ---------   -----------------   --------------

134 National Business Parkway   Annapolis Junction,
                                Maryland              $19,200,000     93,482           1999              100.0%
870-880 Elkridge Landing Road   Linthicum, Maryland    18,900,000    105,151         1981/2003           100.0%
6940 Columbia Gateway Drive     Columbia, Maryland     17,300,000    108,909           1999               95.1%
7000 Columbia Gateway Drive     Columbia, Maryland     15,800,000    145,806           1999              100.0%
8621 Robert Fulton Drive        Columbia, Maryland     11,000,000     85,466           2005               76.2%
8671 Robert Fulton Drive        Columbia, Maryland      7,600,000     56,350           2001              100.0%
7320 Parkway Drive              Hanover, Maryland       7,000,000     58,453           1983              100.0%
8661 Robert Fulton Drive        Columbia, Maryland      6,200,000     49,307           2001               90.4%
                                                      ------------------------                       --------------
TOTAL/WTD. AVG.                                       $103,000,00    702,924                              95.7%

      134 National Business Parkway is a four-story, 93,482 sf class-A office building located in Annapolis Junction, Maryland. Built by the sponsor in
      1999, the building is situated in the National Business Park, a 175-acre business community located in Anne Arundel County at the intersection of the Baltimore-Washington Parkway (MD Route 295) and MD Route 32. A
      complete range of services and amenities are available nearby including more than 20 restaurants, several banks, a post office, and a Marriott
      Suites hotel. Booz Allen Hamilton occupies 100% of the space under a lease expiring in September 2009.

      870-880 Elkridge Landing Road is a two-building office complex located in
      Linthicum, Maryland. 880 Elkridge Landing Road is a four-story, 99,524 sf class-A office building that was built in 1981, acquired by the sponsor in
      2001 and renovated in 2003. Northrop Grumman Corporation occupies 100% of the space at 880 Elkridge Landing Road, under a lease expiration in
      December 2009. 870 Elkridge Landing Road is a single-story, 5,627 sf building built in 1981 and currently 100% occupied by the US Government
      (AAA/Aaa/AAA)

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 56 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

      under a lease expiring in September 2008. The building is currently used as a fitness center for government employees. The 5.6-acre site is situated just off the Baltimore-Washington Parkway (MD Route 295), two
      miles from I-95. The property is in close proximity to the BWI business district and a wide range of hotels, restaurants and retail outlets.

      6940 Columbia Gateway Drive is a four-story, 108,909 sf class-A office building located in Columbia, Maryland. Built by the sponsor in 1999, the building is part of Columbia Gateway, a 600-acre business community located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. Columbia Gateway features a range of business amenities and services. 6940 Columbia Gateway Drive is 95.1%
      occupied by five tenants, including Ameritrade (39.1% of NRA) and Magellan
      Behavioral Health (31.6% of NRA) under leases expiring in March 2010 and
      July 2011, respectively.

      7000 Columbia Gateway Drive is a two-story, 145,806 sf class-A office building located in Columbia, Maryland. The rectangular, center-core building has floor plates that allow for easy adaptation for either single- or multi-tenant uses. Built in 1999 and acquired in 2002, the building is part of Columbia Gateway, a 600-acre business community located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. Columbia Gateway features a range of business amenities and services. Honeywell International occupies 100%
      of the space under a lease expiring in January 2011.

      8621 Robert Fulton Drive is a newly constructed two-story, 85,466 sf class-A office building located in Columbia, Maryland. Completed by the sponsor in October 2005, the building is situated on a 6.35-acre site. The building is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. The building officially opened for occupancy on November 4, 2005. Cadmus Communications Corporation
      occupies 76.2% of the building's NRA under a lease expiring in October
      2017.

      8671 Robert Fulton Drive is a one-story, 56,350 sf class-A office/flex building located in Columbia, Maryland. Approximately 5,800 sf (10.3% of
      the NRA) functions as warehouse space. Built by the sponsor in 2001, the building is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. 8671 Robert Fulton Drive is
      100% occupied by Nucletron Corporation (50.9% of NRA) and First American
      Credit (49.1% of NRA) under leases expiring in August 2010 and November
      2011, respectively. 8671 Robert Fulton Drive is adjacent to 8661 Robert
      Fulton Drive property, also one of the COPT Properties.

      7320 Parkway Drive is a one-story, 58,453 sf class-B office building located in Hanover, Maryland. Built in 1983, the building was originally constructed as office/industrial flex space, but is currently 100%
      finished as office space. The sponsor acquired the property in 2002. The rectangular shaped building has floor plates that are easily adaptable for either single- or multi-tenant uses. 7320 Parkway Drive is situated just off the Baltimore-Washington Parkway (MD Route 295) and is 100% occupied by three tenants, including SAIC (69.1% of NRA) and Baltimore Gas &
      Electric (26.8% of NRA) under leases expiring in August 2008 and July
      2010, respectively.

      8661 Robert Fulton Drive is a one-story, 49,307 sf class-A flex building located in Columbia, Maryland. Approximately 5,800 sf (11.7% of the NRA)
      functions as warehouse space. Built by the sponsor in 2001, the property is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. 8661 Robert Fulton Drive is
      currently 90.4% occupied by Rohde & Schwartz, Inc. (69.6% of NRA) and
      Konover Construction Corp. (20.7% of NRA) under leases expiring in May
      2010 and February 2011, respectively. 8661 Robert Fulton Drive is adjacent to 8671 Robert Fulton Drive property, also one of the COPT Properties.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 57 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the COPT Properties:

                                       LEASE EXPIRATION SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL     ANNUALIZED
                                                                 ANNUALIZED      ANNUALIZED    UNDERWRITTEN
     YEAR ENDING                   % OF TOTAL    CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
     DECEMBER 31,  EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)
----------------   -------------   ----------   -------------   -------------   ------------   ------------

2006                   14,540          2.1%           2.1%        $169,680            1.5%        $11.67
2007                        0          0.0%           2.1%               0            0.0%          0.00
2008                   33,895          4.8%           6.9%         437,930            3.8%         12.92
2009                  200,980         28.6%          35.5%       4,510,335           39.3%         22.44
2010                  130,816         18.6%          54.1%       2,210,754           19.2%         16.90
2011                  227,128         32.3%          86.4%       3,003,176           26.1%         13.22
2012                        0          0.0%          86.4%               0            0.0%          0.00
2013                        0          0.0%          86.4%               0            0.0%          0.00
2014                        0          0.0%          86.4%               0            0.0%          0.00
2015                        0          0.0%          86.4%               0            0.0%          0.00
2016                   65,143          9.3%          95.7%       1,152,860           10.0%         17.70
Vacant                 30,422          4.3%         100.0%               0            0.0%          0.00
                   ----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.       702,924        100.0%                     $11,484,736         100.0%        $17.08
-----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers and IDOT guarantors (collectively the "COPT
      BORROWER PARTIES") are 14 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 8 properties; one IDOT guarantor owns two of the properties). Legal counsel to each of the COPT Borrower Parties delivered a non-consolidation opinion in connection with the origination of the COPT Portfolio Loan. The sponsor of the COPT Borrower Parties is Corporate Office Properties Trust
      ("COPT"). Founded in 1988, COPT is a leading office REIT with a market capitalization of approximately $1.65 billion as of February 23, 2006.
      Headquartered in Columbia, Maryland (within five miles of the subject properties), the company is among the largest owners of suburban office properties in the Greater Washington/Baltimore region, owning 158 office properties totaling 13.3 million sf (including 18 properties totaling
      885,000 sf held through joint ventures). Among those assets are 73 properties located in the Baltimore/Washington corridor, totaling nearly
      5.35 million sf (94.4% occupied as of the first quarter of 2005). COPT has implemented a core customer expansion strategy that centers on meeting, through acquisitions and development, the multi-location requirements of their existing tenant base. COPT has developed longstanding relationships with the US Government, AT&T, Wachovia, Boeing, Ciena, Booz Allen
      Hamilton, The Titan Corporation, General Dynamics Corporation, Unisys and
      many other prominent government contractors. COPT holds an 80% interest in
      Corporate Office Properties, L.P. which holds a 100% interest in the COPT
      Borrower Parties and is the guarantor (the "COPT GUARANTOR") under the non-recourse carveouts for the COPT Portfolio Loan.

o     RELEASE OF COLLATERAL. The COPT Portfolio Loan permits the release of any or all of the COPT Portfolio Properties after the COPT Portfolio
      Properties Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to (a) if, after giving effect to such release and the related defeasance, the undefeased/unpaid principal balance of the COPT
      Portfolio Loan exceeds $51,500,000, 110% of the allocated loan amount for the mortgaged property being released and (b) if, after giving effect to such release and the related defeasance, the undefeased/unpaid principal balance of the COPT Portfolio Loan, is equal to or is less than
      $51,500,000, 115% of the allocated loan amount for the mortgaged property being released; (ii) no event of default then existing; (iii) the requirement that, after giving effect to such release and defeasance, the underwritten DSCR (calculated using underwritten cash flow and the greater of (A) the actual debt service constant and (B) an 8.50% constant) for all of the remaining COPT Portfolio Properties be no less than the greater of
      (x) the underwritten DSCR immediately preceding such release and defeasance and (y) 1.00x and (iv) other standard conditions as specified in the related loan documents.

o     SUBSTITUTION OF COLLATERAL. Prior to November 6, 2014, the COPT Portfolio
      Loan permits the release of up to four of the COPT Portfolio Properties by simultaneously substituting one or more other properties (such a simultaneous release and substitution, a "COPT SUBSTITUTION"), subject to the satisfaction of certain conditions, including: (i) the payment of a fee equal to 0.50% of the allocated loan amount for the COPT Property(ies)

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 58 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

      being released and the payment of all costs and expenses incurred by lender; (ii) after giving effect to the applicable COPT Substitution(s), at least four of the original eight COPT Portfolio Properties remain subject to the COPT Portfolio Loan and does not result in a reduction in the number of overall properties; (iii) the delivery to lender of a letter from each Rating Agency confirming that the COPT Substitution will not result in any qualification, withdrawal or downgrade of any existing rating of the Series 2006-GG6 Certificates; (iv) an appraisal acceptable to lender for each substitute property indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the property(ies) being released; (v) after giving effect to the applicable COPT Substitution(s), the aggregate underwritten
      NOI of all of the substitute properties will not exceed the lesser of (A)
      40% of the underwritten NOI of all the properties then subject to the COPT
      Portfolio Loan and (B) $3,272,400; (vi) after giving effect to the applicable COPT Substitution(s), the aggregate fair market value of all of the substitute properties will not exceed the lesser of (A) 40% of the aggregate fair market value of all the properties then subject to the COPT
      Portfolio Loan and (B) $53,080,000; (vii) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies); (viii) after giving effect to the applicable COPT
      Substitution(s), the underwritten DSCR (calculated using underwritten cash flow and the greater of the actual debt service constant and an 8.50%
      constant) for all the properties then subject to the COPT Portfolio Loan be no less than the greater of (A) the underwritten DSCR for all of the
      COPT Portfolio Properties immediately preceding such release(s) and substitution(s) and (B) 1.00x; (ix) after giving effect to the applicable
      COPT Substitution(s), the LTV Ratio for all of the properties then subject to the COPT Portfolio Loan be no greater than the lesser of (A) the LTV
      Ratio for all of the properties immediately preceding such COPT
      Substitution(s) (B) 78%; (x) no event of default then existing, (xi) after giving effect to the applicable COPT Substitution(s), the number of square feet at the substitute property(ies) demised under leases to tenants having a rating from any nationally recognized rating agency ("RATED
      TENANTS") not be less than the number of square feet at the released property(ies) demised under leases to Rated Tenants and (xii) the satisfaction of standard due diligence and other conditions specified in the related loan documents.

      If the COPT Borrower Parties are unable to simultaneously effectuate the substitution of a substitute property for a released property as contemplated above, the COPT Borrower Parties may nevertheless obtain the release of the applicable released property(ies), subject to the satisfaction of certain conditions, including: (i) the deposit of cash or a letter of credit (the "SUBSTITUTION COLLATERAL") in an amount equal to the greater of (A) the then fair market value of the proposed released property(ies) and (B) the amount that would be required to purchase defeasance collateral necessary to partially defease the COPT Portfolio
      Loan and obtain a release of the released property(ies) if such released property(ies) was being released pursuant to the provisions described under "Release of Collateral" above and (ii) the delivery to lender of a
      REMIC opinion with respect to such release of property(ies) and substitution of the Substitution Collateral and related matters. If for any reason the applicable substitution fails to occur within 90 days after the release of the applicable released property(ies), lender may use any cash Substitution Collateral and draw on any letter of credit Substitution
      Collateral and apply the proceeds to purchase the defeasance collateral necessary to effect a partial defeasance in the amount that would then be necessary to obtain a release of the released property(ies) pursuant to the provisions described under "Release of Collateral" above (assuming such release was occurring on the date of such partial defeasance). If the
      Substitution Collateral is not sufficient to purchase such defeasance collateral (such deficiency, the "SUBSTITUTION COLLATERAL SHORTFALL
      AMOUNT"), the COPT Borrower Parties are required to, within two (2)
      business days after demand by lender, immediately pay to lender an amount equal to the Substitution Collateral Shortfall Amount.

o     ESCROWS. Ongoing reserve collections have been waived for the entire loan term. At closing, GCFP held back $300,000 to cover a tenant's 50-day free rent period at the 8621 Robert Fulton Drive property (which ended December
      23, 2005). $200,000 has been returned to the sponsor in two $100,000 installments on January 6 and February 6, 2006. The remaining $100,000 is anticipated to be returned to the sponsor on March 6, 2006.

o     LOCK BOX AND CASH MANAGEMENT. The COPT Portfolio Loan requires a hard lock box, which is already in place. The COPT Portfolio Loan documents require the COPT Borrower Parties to direct tenants to pay their rents directly to a lender controlled lockbox account. The loan documents also require that all rents received by (or on behalf of) the borrower parties or the property manager be deposited into such lender-controlled lockbox

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 59 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

      account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the COPT Borrower Parties'
      operating account unless an event of default is continuing , in which case, amounts in such lender-controlled lockbox account will be swept into another account controlled by lender and held as cash collateral for the
      COPT Portfolio Loan (which amounts lender may (but is not required to)
      apply to prepay a portion of the COPT Portfolio Loan).

o     PROPERTY MANAGEMENT. Corporate Realty Management, LLC, an affiliate of the
      COPT Borrower Parties, is the property manager for all of the COPT
      Properties. The property manager receives a management fee on the COPT
      Portfolio Properties equal to the greater of (a) $1,000 per month and (b)
      3.0% of the gross revenue and 5% of project costs if the COPT Borrower
      Parties require the property manager to supervise capital projects or tenant improvement projects. The lender may require the COPT Borrower
      Parties to terminate the property manager following one or more of the following events: (i) an event of default is continuing under the COPT
      Portfolio Loan, (ii) the property manager is in default under any management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o     TERRORISM INSURANCE. The loan documents require the COPT Borrower Parties to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the COPT Properties, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the COPT Borrower Parties will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the COPT Properties, subject to a premium cap equal to
      100% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 60 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

                   [2 PHOTOS OF 1625 & 1675 BROADWAY OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 61 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF 1625 & 1675 BROADWAY OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 62 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                           Denver, Colorado
Property Type                                                             Office
Size (sf)                                                                767,238
Percentage Leased as of January 1, 2006                                    88.7%
Year Built/Year Renovated                                            1980 / 2005
Appraisal Value                                                     $118,800,000
Underwritten Occupancy                                                     88.7%
Underwritten Revenues                                                $15,684,030
Underwritten Total Expenses                                           $6,601,774
Underwritten Net Operating Income (NOI)                               $9,082,256
Underwritten Net Cash Flow (NCF)                                      $8,243,276
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $94,100,000
Cut-off Date Principal Balance PSF/Unit                                  $122.65
Percentage of Initial Mortgage Pool Balance                                 2.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.685%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     79.2%
LTV Ratio at Maturity                                                      79.2%
Underwritten DSCR on NOI                                                   1.67x
Underwritten DSCR on NCF                                                   1.52x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "1625 & 1675 BROADWAY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office complex located in Denver, Denver County, Colorado (the "1625 &
      1675 BROADWAY PROPERTY"). The 1625 & 1675 Broadway Loan represents approximately 2.4% of the initial mortgage pool balance. The 1625 & 1675
      Broadway Loan was originated on January 10, 2006, has an original principal balance and a principal balance as of the cut-off date of
      $94,100,000, and an interest rate of 5.685% per annum. The DSCR and LTV on the 1625 & 1675 Broadway Loan are 1.52x and 79.2%, respectively. The proceeds of the 1625 & 1675 Broadway Loan were used to acquire the 1625 &
      1675 Broadway Property for approximately $116,000,000. Including reserves, escrows and closing costs, the borrower invested approximately $25,800,000 in the project at origination (inclusive of the amount of letters of credit provided in lieu of cash reserves).

      The 1625 & 1675 Broadway Loan has an initial term of 60 months and a remaining term of 59 months. The 1625 & 1675 Broadway Loan requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2011. Voluntary prepayment of the 1625 & 1675 Broadway Loan is prohibited prior to the payment date of December 6, 2010 and permitted on such payment date and thereafter without a penalty. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008.

o     THE PROPERTY. The 1625 & 1675 Broadway Property is comprised of two
      Class-A office towers, containing 767,238 sf located at 1625 & 1675
      Broadway Street, in Denver, Denver County, Colorado. The property is commonly known as the World Trade Center. The 28-story, Tower I building was constructed in 1979 and renovated in 1996, while the 29-story, Tower
      II building was constructed in 1980 and renovated in 2005. There is a plaza area between the two buildings which was also renovated in 2005. The property has a two-level, 111-space subterranean parking garage, and benefits from easements which give it rights to use 315 spaces at two other properties. Typical floor plates in the buildings are approximately
      14,000 square feet and the buildings' tenant mix is comprised of high quality tenants in the financial, legal and energy sectors.

      The 1625 & 1675 Broadway Property is well located in the Denver central business district, along the 16th Street Mall and is bounded by 16th
      Street to the southwest, Court Street to the northwest, and Broadway to the east. The 16th Street Mall has more than 80 specialty retail tenants, three major shopping complexes and numerous bars and restaurants. The surrounding area also features various hotels, including the Brown Place
      Hotel which is directly north of the property and numerous large commercial office buildings. Due to its location just east of I-25, the region's north/south freeway, the 1625 & 1675 Broadway Property has good access to all of Denver's surrounding suburban areas. Additionally, the buildings are close to Denver's mass transit light rail system, which currently provides access to central and southwest Denver.

      As of January 1, 2006, the 1625 & 1675 Broadway Property was 88.7% leased to approximately 90 tenants in a variety of industries, including energy, law and financial services. Approximately 30% of the net rentable square footage is leased by tenants with an investment grade credit rating. The property has average tenant size of approximately 8,000 sf. The two largest tenants at the 1625 & 1675 Broadway Property are Noble Energy,
      Inc. (76,930 sf) and Keybank National Association (60,319 sf).

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 63 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

      The following table presents certain information relating to some of the largest tenants at the 1625 & 1675 Broadway Property:

                            LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
--------------------------------------------------------------------------------------------------------------------------
                                                                                   % OF TOTAL     ANNUALIZED
                         CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                        (FITCH/MOODY'S/                            UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME            S&P)(1)       TENANT NRSF  % OF NRSF   BASE RENT($)    BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------   ---------------  ------------  ---------   ------------   ------------   ------------   ----------

Keybank National
 Association                A/A2/A-         60,319         7.9%     $1,109,370        13.0%          $18.39      3/31/2010
Noble Energy, Inc.       NR/Baa2/BBB-       76,930        10.0%      1,033,764        12.1%           13.44      3/31/2012
Mincom, Inc.               NR/NR/NR         52,963         6.9%        847,408        10.0%           16.00      2/28/2007
Bear Paw Energy LLC        NR/NR/NR         23,877         3.1%        439,337         5.2%           18.40      11/30/2006
Westerngeco, LLC            NR/A1/A         41,823         5.5%        313,674         3.7%            7.50      5/31/2013
TOTAL LARGEST TENANTS                      255,912        33.4%     $3,743,552        44.0%          $14.63
Other Tenants                              424,300        55.3%      4,768,578        56.0%           11.24
Vacant Space                                87,026        11.3%              0         0.0%            0.00
TOTAL ALL TENANTS                          767,238       100.0%     $8,512,130       100.0%          $12.51
--------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the 1625 & 1675 Broadway Property:

                                       LEASE EXPIRATION SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL     ANNUALIZED
                                                                  ANNUALIZED     ANNUALIZED    UNDERWRITTEN
   YEAR ENDING                     % OF TOTAL     CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
  DECEMBER 31,     EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)
-----------------  -------------   ----------   -------------   -------------   ------------   ------------

2006                   79,681         10.4%          10.4%      $1,142,143           13.4%        $14.33
2007                   98,417         12.8%          23.2%       1,430,584           16.8%         14.54
2008                   75,945          9.9%          33.1%         872,283           10.2%         11.49
2009                   67,186          8.8%          41.9%         630,776            7.4%          9.39
2010                  133,283         17.4%          59.2%       1,820,437           21.4%         13.66
2011                   23,258          3.0%          62.3%         239,332            2.8%         10.29
2012                   81,903         10.7%          72.9%       1,198,824           14.1%         14.64
2013                   82,336         10.7%          83.7%         766,918            9.0%          9.31
2014                   24,262          3.2%          86.8%         288,153            3.4%         11.88
2015                   13,941          1.8%          88.7%         122,681            1.4%          8.80
Vacant                 87,026         11.3%         100.0%               0            0.0%          0.00
TOTAL/WTD. AVG.       767,238        100.0%                     $8,512,130          100.0%        $12.51
-----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is Transwestern Broadreach WTC, L.L.C. ("1625 &
      1675 BROADWAY BORROWER"), a special purpose, bankruptcy-remote entity with one independent manager. Legal counsel to the 1625 & 1675 Broadway
      Borrower delivered a non-consolidation opinion in connection with the origination of the 1625 & 1675 Broadway Loan. The sponsors of the borrower are Transwestern Investment Company ("TRANSWESTERN") and Broadreach
      Capital Partners ("BROADREACH"). Transwestern is a Chicago-based company that was established in 1996 by Robert D. Duncan and Stephen R. Quazzo.
      Since 1996, Transwestern has made over 370 property investments nationwide representing a gross investment in excess of $6.3 billion. Transwestern invested in the 1625 & 1675 Broadway Property through its Aslan Realty
      Partners III, L.L.C. ("ASLAN III") fund, which indirectly holds a 50%
      interest in the 1625 & 1675 Borrower. Aslan III is a fully discretionary fund with $800 million of equity commitments from 50 institutional partners and its general partner. The general partner is controlled by principals of Transwestern and has committed $10 million of the equity.
      The Aslan III portfolio currently consists of 10 office and 2 retail properties totaling over 4.3 million square feet representing a combined gross investment of $430 million. Broadreach, formed in early 2002, is a private equity firm founded by the former executive team of Spieker
      Properties, Inc. (NYSE: SPK). Broadreach invested in the 1627 & 1675
      Broadway Property through its discretionary real estate fund, BCRP Realty,
      L.P. I ("BCRP I"), which indirectly holds a 50% interest in the 1625 &
      1675 Borrower. Broadreach has raised $314 million of equity for investment activity, which it expects will be focused on major markets in the western
      United States.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 64 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

o     ESCROWS. The 1625 & 1675 Broadway Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the 1625 & 1675
      Borrower deposited $169,400 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the 1625 & 1675
      Broadway Property. The 1625 & 1675 Broadway Borrower also caused letters of credit in the aggregate amount of $4,617,238 to be posted at closing as security relating to various tenant improvement, leasing commissions, allowances and other leasing costs (collectively, "1625 & 1675 BROADWAY
      LEASING COSTS") at the 1625 & 1675 Broadway Property as follows: (i)
      $1,850,000 on account of specified Leasing Costs to be paid or incurred in connection with the Westerngeco lease extension that was entered into prior to January 10, 2006, such $1,850,000 to be reduced, and ultimately released, as such costs are paid; (ii) $2,000,000 on account of 1625 &
      1675 Broadway Leasing Costs for leasing after January 10, 2006, to be reduced, and ultimately released, as such costs are paid; and (iii)
      $767,238 (equivalent to $1.00 psf per year), provided in lieu of monthly leasing reserve deposits for on-going 1625 & 1675 Broadway Leasing Costs.
      The $767,238 amount described in clause (iii) is not subject to reduction or release, and to the extent 1625 & 1675 Broadway Leasing Costs paid by the 1625 & 1675 Broadway Borrower (over and above the initial $2,000,000 of such costs) aggregate to less than $767,238 multiplied by the number of loan years elapsed, monthly leasing deposits (or at the 1625 & 1675
      Broadway Borrower's option, an increased or additional letter of credit)
      to make up for the deficiency may be required. In addition, the 1625 &
      1675 Broadway Borrower is required to deposit $12,787 (equivalent to $0.20 psf per year) each month into a replacement reserve for ongoing capital expenditures.

o     LOCK BOX AND CASH MANAGEMENT. The 1625 & 1675 Broadway Loan requires a hard lock box, which is already in place. The 1625 & 1675 Broadway Loan documents require the 1625 & 1675 Broadway Borrower to direct tenants to pay their rents directly to a lender controlled account. The loan documents also require that all rents received by the 1625 & 1675 Broadway
      Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days of receipt. On each regularly scheduled payment date, any amounts remaining in the lender controlled account, after payment of debt service and required reserves, are returned to the 1625 & 1675 Broadway Borrower, unless an event of default is continuing or the debt service coverage ratio is less than 1.05x for two consecutive quarters, in which case excess cash flow, after funding an additional reserve to pay budgeted operating expenses, will be swept (the "1625 & 1675 BROADWAY CASH SWEEP")
      and held in a lender-controlled account as additional collateral for the
      1625 & 1675 Broadway Loan, to be released when the debt service coverage ratio increases above 1.05x and no event of default exists (in which event the 1625 & 1675 Broadway Cash Sweep would terminate).

o     PROPERTY MANAGEMENT. The property manager is Transwestern Property Company
      Southwest, L.P., d/b/a Transwestern Commercial Services, a subsidiary of
      Transwestern and an affiliate of the 1625 & 1675 Broadway Borrower. The property management agreement has a one year term and is automatically renewed on December 31st each year unless terminated by either party with at least 30 days' written notice. If an event of default is continuing, if the debt service ratio is less than 1.05x for two consecutive quarters, if the property manager is in default under the management agreement beyond any applicable notice and cure period, upon the gross negligence, malfeasance or willful misconduct of the property manager, or a change in control of the property management agent, the 1625 & 1675 Broadway
      Borrower is required, at the request of the lender, to terminate the management agreement and replace the property manager with an acceptable replacement property manager. The contractual management fee is equal to the greater of (i) 1.5% of collected gross revenues from the 1625 & 1675
      Broadway Property and (ii) $2,000.00.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine financing or subordinate indebtedness. The equity owners of 1625 & 1675
      Broadway Borrower may obtain a mezzanine loan in the future so long as:
      (i) the mezzanine loan is not secured by a lien on the 1625 & 1675
      Broadway Property or any other collateral for the 1625 & 1675 Broadway
      Loan (although the ownership interest in the 1625 & 1675 Broadway
      Borrower, and/or interests in the upper tier owners of such ownership interests, may be pledged as security for the mezzanine loan); (ii) the
      1625 & 1675 Broadway Borrower does not have any liability for the mezzanine loan or any liabilities or obligations under the mezzanine loan documents; (iii) the value of the 1625 & 1675 Broadway Property value, as determined by the lender based on a then current FIRREA appraisal reasonably acceptable to lender, is sufficient to satisfy an aggregate loan-to-value ratio (based on the aggregate

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 65 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

      balances of the 1625 & 1675 Broadway Loan and the mezzanine loan) not in excess of 90%; (iv) the maturity date of the mezzanine loan is on or after the maturity date of the 1625 & 1675 Broadway Loan; (v) the mezzanine loan documents are in form and substance reasonably acceptable to the lender;
      (vi) the lender has received confirmation that incurring the mezzanine loan will not result in the downgrade, qualification or suspension of the series 2006-GG6 certificates; and (vii) the holder of the mezzanine loan has executed and delivered an intercreditor agreement in form and substance reasonably acceptable to the lender.

o     TERRORISM INSURANCE. The 1625 & 1675 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The 1625 &
      1675 Broadway Loan documents require the 1625 & 1675 Broadway Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 1625 & 1675 Broadway Property, provided that such coverage is available. See "Risk Factors--Property Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 66 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

                 [3 PHOTOS OF HUGHES AIRPORT PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 67 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATIONS OF HUGHES AIRPORT PORTFOLIO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 68 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           14
Location (City/State)                                          Las Vegas, Nevada
Property Type                                                    Flex Industrial
Size (sf)                                                                703,603
Percentage Occupancy as of  February 1, 2006                               94.8%
Year Built                                                             1986-1998
Appraisal Value                                                     $110,300,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                                 $8,919,803
Underwritten Total Expenses                                           $1,463,259
Underwritten Net Operating Income (NOI)                               $7,456,544
Underwritten Net Cash Flow (NCF)                                      $7,078,566
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $84,000,000
Cut-off Date Principal Balance PSF/Unit                                  $119.39
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.775%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                       24 IO; 360  thereafter
Cut-off Date LTV Ratio                                                     76.2%
LTV Ratio at Maturity                                                      73.3%
Underwritten DSCR on NOI                                                   1.26x
Underwritten DSCR on NCF                                                   1.20x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "HUGHES AIRPORT CENTER LOAN") is evidenced by a single note and is secured by three first mortgages encumbering fourteen flex industrial properties located in Las Vegas,
      Nevada (the "HUGHES AIRPORT CENTER PROPERTIES"). The Hughes Airport Center
      Loan represents approximately 2.2% of the initial mortgage pool balance.
      The Hughes Airport Center Loan was originated on December 29, 2005, has an original principal balance and a principal balance as of the cut-off date of $84,000,000, and an interest rate of 5.775% per annum. The DSCR and LTV on the Hughes Airport Center Loan are 1.20x and 76.2%, respectively. The proceeds of the Hughes Airport Loan were used to acquire and recapitalize the Hughes Airport Center Properties for approximately $105,000,000.
      Including reserves, escrows and costs of approximately $3,100,000, the borrower invested approximately $24,100,000 in the project at origination.

      The Hughes Airport Center Loan has an initial term of 60 months and a remaining term of 58 months. The loan requires payments of interest only for 24 months and amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $491,536.06 beginning February
      6, 2008. The scheduled maturity date is January 6, 2011. Voluntary prepayment of the Hughes Airport Center Loan is prohibited prior to the payment date of October 6, 2010 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008
      (the "HUGHES AIRPORT CENTER INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The Hughes Airport Center Properties consist of fourteen flex industrial buildings, separated into three pools (each, a "HUGHES
      PROPERTY POOL" and separately the "HUGHES PROPERTY POOL A", THE "HUGHES
      PROPERTY POOL B" and the "HUGHES PROPERTY POOL C"), as described below.
      The following table presents certain information relating to the Hughes
      Airport Center Properties:

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 69 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

                                                   ALLOCATED LOAN                            FEBRUARY 2006
        PROPERTY NAME              LOCATION            AMOUNT       SIZE (SF)   YEAR BUILT     OCCUPANCY
----------------------------   -----------------   --------------   ---------   ----------   -------------

711 Pilot Road                 Las Vegas, Nevada     $7,280,000       75,886       1995          100.00%
731 Pilot Road                 Las Vegas, Nevada      6,190,000       64,535       1995          100.00%
751 Pilot Road                 Las Vegas, Nevada      4,530,000       47,235       1995          100.00%
                                                   --------------------------                -------------
HUGHES PROPERTY POOL A TOTAL                        $18,000,000      187,656                     100.00%

823 Pilot Road                 Las Vegas, Nevada     $5,620,000       62,860       1994          100.00%
815 Pilot Road                 Las Vegas, Nevada      4,920,000       55,005       1994          100.00%
839 Pilot Road                 Las Vegas, Nevada      4,220,000       47,210       1994          100.00%
831 Pilot Road                 Las Vegas, Nevada      3,140,000       35,073       1994          100.00%
                                                   --------------------------                -------------
HUGHES PROPERTY POOL B TOTAL                        $17,900,000      200,148                     100.00%

750 Pilot Road                 Las Vegas, Nevada     $8,590,000       56,416       1998           35.20%
770 Pilot Road                 Las Vegas, Nevada      8,100,000       53,178       1998          100.00%
680 Pilot Road                 Las Vegas, Nevada      7,760,000       50,950       1997          100.00%
420 Pilot Road                 Las Vegas, Nevada      7,700,000       50,536       1996          100.00%
600 Pilot Road                 Las Vegas, Nevada      5,720,000       37,526       1997          100.00%
500 Pilot Road                 Las Vegas, Nevada      5,250,000       34,493       1996          100.00%
6600 Bermuda Road              Las Vegas, Nevada      4,980,000       32,700       1986          100.00%
                                                   --------------------------                -------------
HUGHES PROPERTY POOL C TOTAL                        $48,100,000      315,799                      88.42%
                                                   --------------------------                -------------

TOTAL/WTD. AVG.                                     $84,000,000      703,603                      94.80%

      HUGHES PROPERTY POOL A

      711 Pilot Road is a 75,886 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      Corporate Express, Inc., D A/V Inc., and KB Homes representing 24,133 sf,
      18,305 sf, and 12,212 sf, respectively. Corporate Express Inc. is a business to business supplier of office and computer products. Corporate
      Express Inc. is a whole owned subsidiary of Buhrmann NV (NYSE: BUH), which had a market capitalization of $2.8 billion as of January 31, 2006. D A/V
      Inc. is a video production, audio visual rental and event production company. KB Homes engages in the design, construction and sale of homes in
      Nevada.

      731 Pilot Road is a 64,535 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      Converse Professional Group, Builders Showcase, and Cyberscan Technology
      representing 20,854 sf, 18,947 sf and 9,031 sf, respectively. Converse
      Professional Group is a geotechnical engineering and environmental science consulting firm, headquartered in Southern California. Builders Showcase is a supplier of floor covers to homebuilders based out of San Diego,
      California. Cyberscan Technology distributes electronic gaming systems to casinos, lotteries and betting operations worldwide.

      751 Pilot Road is a 47,235 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by a single tenant, SigmaTron International (NASDAQ: SGMA), under a lease expiring in October 2009. SigmaTron International manufactures printed circuit board and assembled electronic products and had a market capitalization of $43.9 million, as of January 31, 2006.

      HUGHES PROPERTY POOL B

      823 Pilot Road is a 62,860 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was fully occupied by two tenants, International Gaming Technologies Inc. (NYSE:
      IGT) ("IGT") and Option One Mortgage representing 42,841 sf and 20,019 sf, respectively. IGT is a leading supplier of microprocessor-based gaming devices, including video poker and slot machines and had a market capitalization of $12.06 billion, as of January 31, 2006. Option One
      Mortgage is a mortgage banking firm involved in the origination, purchase, sale and servicing of residential mortgages and a subsidiary of H&R Block
      (NYSE: HRB), which had a market capitalization of $8.01 billion as of
      January 31, 2006.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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--------------------------------------------------------------------------------

      815 Pilot Road is a 55,005 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      IGT, Leco Corporation, and Richardson Partnership representing 32,411 sf,
      10,163 sf and 5,727 sf, respectively. Leco Corporation manufactures products such as microscopes and image analysis systems. Richardson
      Partnership is a Las Vegas architectural and design firm.

      839 Pilot Road is a 47,210 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by two tenants, Franklin Machine Products and IGT representing
      24,344 sf and 22,866 sf, respectively. Franklin Machine Products manufactures parts and accessories for the foodservice industry.

      831 Pilot Road is a 35,073 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by a single tenant, IGT under a lease expiring in July 2007.

      HUGHES PROPERTY POOL C

      750 Pilot Road is a 56,416 sf one-story concrete tilt-up structure constructed in 1998. As of November 1, 2005, the property was 35.2%
      occupied by a single tenant, Lillian Vernon Corp., under a lease expiring in March 2010. Lillian Vernan Corp., is national catalog and online retailer that markets gifts, houseware, gardening, seasonal and children's products.

      770 Pilot Road is a 53,178 sf one-story concrete tilt-up structure constructed in 1998. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      FCC National Bank, EB Catalog Company, and CHSI of Nevada representing
      24,925 sf, 12,172 sf and 10,353 sf, respectively. FCC National Bank is a subsidiary of JP Morgan Chase (NYSE: JPM). As of January 31, 2006 JP
      Morgan Chase had a market capitalization of $139.03 billion. EB Catalog
      Company is a subsidiary of Electronics Boutique, a retailer of electronic gaming technology. CHSI of Nevada provides consulting, business management and alternative risk financing services to corporate clients.

      680 Pilot Road is a 50,950 sf one-story concrete tilt-up structure constructed in 1997. As of November 1, 2005, the property was 100%
      occupied by three tenants, Wynn Design & Development, IKON Office
      Solutions and Anita Brooks Design Associates representing 25,086 sf,
      17,819 sf and 8,045 sf, respectively. Wynn Design & Development is a full service website design firm targeting small and medium-sized organizations. IKON Office Solutions (NYSE: IKN) is an integrated imaging systems and service provider for copier and printer technologies. As of
      January 31, 2006, IKON Office Solution had a market capitalization of
      $1.57 billion. Anita Brooks Design Associates is a Las Vegas architecture and design firm.

      420 Pilot Road is a 50,536 sf one-story concrete tilt-up structure constructed in 1996. As of November 1, 2005, the property was 100%
      occupied by a single tenant, ClientLogic Corp under a lease expiring
      November 2007. ClientLogic Corp., is an international provider of integrated customer management solutions, including customer contact, fulfillment and marketing services.

      600 Pilot Road is a 37,526 sf one-story concrete tilt-up structure constructed in 1997. As of November 1, 2005, the property was 100%
      occupied by two tenants, United Coin Machine Company and First Performance
      Recovery Corp. representing 23,818 sf and 13,708 sf, respectively. United
      Coin Machine Company is an operator of slot machines and slot clubs in
      Nevada. First Performance Recovery Corp. is a debt management and collection servicer.

      500 Pilot Road is a 34,493 sf one-story concrete tilt-up structure constructed in 1996. As of November 1, 2005, the property was 100%
      occupied by three tenants, William Lyon Homes, Entravision Communications
      Corp., and Lucchesi, Galati Architects Inc. representing 16,048 sf, 11,680 sf and 6,675 sf, respectively. William Lyon Homes engages in the design, construction and sale of single family detached homes in California,
      Arizona and Nevada. Entravision Communications Corp is a diversified
      Spanish-language media company with interests in television, radio and outdoor advertising. Lucchesi, Galati Architects Inc. is a provider of architectural design services.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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      6600 Bermuda Road is a 32,700 sf one-story concrete tilt-up structure constructed in 1986. As of November 1, 2005, the property was 100%
      occupied by two tenants, ClientLogic Corp. and Systems Research representing 17,493 sf and 15,027 sf, respectively. Systems Research specializes in designing identity resolution technology and is a subsidiary of IBM (NYSE: IBM), which had a market capitalization of
      $128.41 billion as of January 31, 2006.

      The following table presents certain information relating to the lease rollover schedule at Hughes Airport Center Properties:

                                       LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL     ANNUALIZED
                                                                 ANNUALIZED     ANNUALIZED    UNDERWRITTEN
     YEAR ENDING                  % OF TOTAL     CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
     DECEMBER 31, EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)
----------------  -------------   ----------   -------------   -------------   ------------   ------------

2006                   3,025          0.4%           0.4%         $36,585            0.5%        $12.09
2007                 286,125         40.7           41.1%       2,897,128           40.9         $10.13
2008                  44,237          6.3           47.4%         546,201            7.7         $12.35
2009                 241,401         34.3           81.7%       2,321,365           32.8          $9.62
2010                  42,896          6.1           87.8%         651,194            9.2         $15.18
2011                  26,779          3.8           91.6%         316,601            4.5         $11.82
2012                   8,848          1.3           92.9%         114,670            1.6         $12.96
2013                       0          0.0           92.9%               0            0.0          $0.00
2014                  13,708          1.9           94.8%         199,928            2.8         $14.58
2015                       0          0.0           94.8%               0            0.0          $0.00
2016                       0          0.0           94.8%               0            0.0          $0.00
Vacant                36,583          5.2          100.0%
                  ----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.      703,603        100.0%                     $7,083,673          100.0%        $10.62
----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is CIP Airport Industrial/Flex Portfolio, LLC
      ("HUGHES AIRPORT CENTER BORROWER"), a special purpose, bankruptcy-remote entity with an independent director. Legal counsel to the Hughes Airport
      Center Borrower delivered a non-consolidation opinion in connection with the origination of the Hughes Airport Center Loan. The sponsors of the
      Hughes Airport Center Borrower are CIP Portfolio Manager, LLC and Buchanan
      Urban Investors II, LLC. CIP Portfolio Manager, LLC is owned and controlled by the principals of CIP Real Estate ("CIP"), a real estate investment company based in Irvine, California, specializing in the acquisition, development, repositioning and management of office, business and industrial parks throughout Southern California and Nevada. With its partners, CIP has acquired approximately 3 million square feet of office, business and industrial parks valued at more than $300 million. The principals of CIP, Charles McKenna, Eric Smyth and Robert Strom, have a combined 50 years of real estate ownership and management experience.
      Buchanan Urban Investors II, LLC is a fund sponsored by Buchanan Street
      Partners, a real estate investment bank that specializes in providing capital for property owners and developers. The firm makes principal equity investments for real estate on behalf of funds managed by Buchanan
      Street Partners, arranges debt and structured finance, manages investments for institutional and private accounts, and offers investment sale brokerage services. CalPERS, the nation's largest pension fund with $9.4 billion in real estate assets, provided 96.0% of the equity in the
      Buchanan Urban Investors II fund. The principals of CIP, Charles McKenna,
      Eric Smyth and Robert Strom are the non-recourse carve-out guarantors for the Hughes Airport Center Loan. At the Hughes Airport Loan closing, the sponsors invested approximately $24,100,000 in cash equity in the Hughes
      Airport Center Properties.

o     RELEASE OF COLLATERAL. The Hughes Airport Center Loan permits the release of all (but not less than all) of the Hughes Airport Center Properties in
      Hughes Property Pool A or Hughes Property Pool B or Hughes Property Pool C
      after the Hughes Airport Center Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the Hughes Property Pool being released, (ii) after giving effect to such release and defeasance, the DSCR (calculated using the actual net cash flow and the actual debt service) for the Hughes Property
      Pool(s) then remaining subject to the Hughes Airport Center Loan will be no less than 1.20x, (iii) no event of default then existing and (iv) other standard conditions as specified in the related loan documents.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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o     ESCROWS. The Hughes Airport Center Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the Hughes
      Airport Center Borrower deposited $390,191 (equivalent to $0.55 psf) into a general rollover reserve for the payment of tenant improvement and leasing commissions costs associated with new or renewal tenants at the
      Hughes Airport Center Properties and is required to deposit $43,975 on a monthly basis (equivalent to $0.75 psf per year). Additionally, the Hughes
      Airport Center Borrower deposited $1.6 million (equivalent to $12.01 psf)
      into a special rollover reserve for the payment of tenant improvement and leasing commissions costs associated with new or renewal of the
      International Gaming Technologies tenant space, as this tenant occupies approximately 18.9% of the rentable area of the Hughes Airport Center
      Properties with lease expiration dates in July and December 2007. In the event that the aggregate funds on deposit in the general rollover reserve and the special rollover reserve are less than (x) $1,600,000 less (y) the product of the aggregate square footage of all International Gaming
      Technology space which has been renewed or retenanted multiplied by $12, and such deficiency continues for three consecutive months, then cash flow in excess of operating expenses, regular reserves and debt service will be deposited into the special rollover reserve account until such deficiency is cured. In addition, the Hughes Airport Center Borrower is required to deposit $8,795 (equivalent to $0.15 psf per year) each month into a replacement reserve for ongoing capital expenditures.

o     LOCK BOX AND CASH MANAGEMENT. The Hughes Airport Center Loan requires a hard lock box, which is already in place. The loan documents require the
      Hughes Airport Center Borrower to direct all tenants to transmit their rents directly into a lockbox account. In addition, all rents received by the Hughes Airport Center Borrower or the property manager must be deposited within one business day into the lockbox account. Funds on deposit in the lockbox account are then swept on a daily basis into a borrower-controlled account, unless a Hughes Airport Center Cash
      Management Period is in effect. During a Hughes Airport Center Cash
      Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender. A "HUGHES AIRPORT CENTER CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) or the DSCR with respect to any calendar quarter is less than 1.05x (based on the actual net operating income of the Hughes Airport Center Properties and actual debt service for that period) (a "HUGHES AIRPORT CENTER DSCR CASH
      MANAGEMENT PERIOD"), until the underwritten DSCR is at least 1.05x for at two consecutive calendar quarters. During the continuance of a Hughes
      Airport Center Cash Management Period, all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the Hughes Airport Center Loan and may be applied to prepay the Hughes Airport Center Loan during the continuance of an event of default. Additionally, if a Hughes Airport Center DSCR Cash Management
      Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral towards a partial defeasance of the Hughes Airport Center Loan.

o     PROPERTY MANAGEMENT. CIP Real Estate Property Services, a subsidiary of
      CIP and an affiliate of the Hughes Airport Center Borrower, is the property manager for all of the Hughes Airport Center Properties. The property manager receives a management fee on the Hughes Airport Center
      Properties equal to 3.0% of the gross revenue. The lender may require the
      Hughes Airport Center Borrower to terminate the property manager following one or more of the following events: (i) the Hughes Airport Center
      Borrower fails to maintain a DSCR (based on the actual net operating income of the Hughes Airport Center Properties and actual debt service for that period) of at least 1.05x for two consecutive calendar quarters or
      (ii) an event of default (as defined in the loan documents) shall be continuing, or (iii) the property manager is in default under the related management agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The Hughes Airport Center Properties are insured against acts of terrorism as part of their "all-risk" property coverage.
      The Hughes Airport Center Loan documents require the Hughes Airport Center
      Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Hughes Airport Center Properties, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the Hughes Airport
      Center Borrower will,

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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--------------------------------------------------------------------------------

      nevertheless be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100%
      of the replacement cost of the Hughes Airport Center Properties. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     - 74 -
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS